UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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FORTIVE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2020 Notice of Annual Meeting of Shareholders and Proxy Statement Fortive Essential technology for the people who accelerate progress.

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2020 Annual Meeting of Shareholders

When: June 2, 2020 at 3:00 p.m., PDT. Where:* Fortive Corporation 6920 Seaway Blvd Everett, WA 98203	Items of Business: 4 proposals as listed below Date of Mailing: The date of mailing of this Proxy Statement is on or about April 20, 2020.	Who Can Vote: Shareholders of Fortive’s common stock at the close of business on April 6, 2020.	Attending the Meeting:* Shareholders who wish to attend the meeting in person should review the instructions set forth in the attached proxy statement under “Annual Meeting Admission.”

Items of Business:

1.

To elect Ms. Kate D. Mitchell, Mr. Mitchell P. Rales, Mr. Steven M. Rales, Ms. Jeannine Sargent and Mr. Alan G. Spoon to serve as directors, each for a one-year term expiring at the 2021 annual meeting and until their successors are elected and qualified.

2.	To ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2020.

3.	To approve on an advisory basis Fortive’s named executive officer compensation.

4.	To approve Fortive’s Amended and Restated Certificate of Incorporation, as amended and restated to eliminate the supermajority voting requirements applicable to shares of common stock.

5.	To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card or voting instruction form. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 2, 2020:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

*

As of the date of mailing of the notice and proxy statement for our 2020 Annual Meeting, we intend to hold the meeting in person at Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203. However, as a result of the coronavirus (COVID-19) pandemic and the corresponding public health and travel concerns of our shareholders, directors, officers, employees and service providers, we may change the location of our 2020 Annual Meeting to a virtual only meeting format. If we change the location of our 2020 Annual Meeting to a virtual only meeting format, we will announce the change as promptly as practicable through a press release which will also be filed with the Securities and Exchange Commission. In addition, please monitor our investor website at www.fortive.com for updated information. If you are planning to attend our 2020 Annual Meeting in person, please check the website at least one week prior to the meeting date. If we change the location of our 2020 Annual Meeting to a virtual meeting format only, you will not be able to attend our meeting in person.

By Order of the Board of Directors,

Daniel B. Kim

Secretary

April 20, 2020

2020 Annual Meeting of Shareholders

Notice of Annual Meeting and Proxy Statement

2020 Proxy Statement	i

Proposal 3. Advisory Vote on Executive Compensation	77

Proposal 4. Approval of Fortive’s Amended and Restated Certificate of Incorporation, as Amended and Restated to Eliminate the Supermajority Voting Requirement Applicable to Shares of Common Stock	78

Other Matters	79

Delinquent Section 16(a) Reports	79

Website Disclosure	79

Shareholder Proposals for Next Year’s Annual Meeting	80

Appendix A - Amended and Restated Certificate of Incorporation of Fortive Corporation	A-1

ii	2020 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at our 2020 Annual Meeting, below is a summary of information regarding the meeting contained elsewhere in this Proxy Statement. The following description is only a summary. For more information about these topics, please review the complete Proxy Statement.

2020 Annual Meeting of Shareholders

Date and time:	June 2, 2020, 3:00 p.m. PDT

Place*:	Fortive Corporation 6920 Seaway Blvd Everett, WA 98203

Record date:	April 6, 2020

Voting:	Shareholders of Fortive’s common stock at the close of business on April 6, 2020 are entitled to one vote per share of common stock on each matter to be voted upon at the 2020 Annual Meeting of Shareholders (“Annual Meeting”)

Admission*:	Shareholders who wish to attend the meeting in person should review the instructions set forth under “Annual Meeting Admission” on page 7

*

As of the date of mailing of the notice and proxy statement for our 2020 Annual Meeting, we intend to hold the meeting in person at Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203. However, as a result of the coronavirus (COVID-19) pandemic and the corresponding public health and travel concerns of our shareholders, directors, officers, employees and service providers, we may change the location of our 2020 Annual Meeting to a virtual only meeting format. If we change the location of our 2020 Annual Meeting to a virtual only meeting format, we will announce the change as promptly as practicable through a press release which will also be filed with the Securities and Exchange Commission. In addition, please monitor our investor website at www.fortive.com for updated information. If you are planning to attend our 2020 Annual Meeting in person, please check the website at least one week prior to the meeting date. If we change the location of our 2020 Annual Meeting to a virtual meeting format only, you will not be able to attend our meeting in person.

Items of Business

PROPOSAL	VOTE REQUIRED	BOARD RECOMMENDATION

Proposal 1: Election of Ms. Kate D. Mitchell, Mr. Mitchell P. Rales, Mr. Steven M. Rales, Ms. Jeannine Sargent and Mr. Alan G. Spoon to serve as directors, in each case, for a one-year term (page 12)	For each nominee, majority of votes cast.	FOR each nominee

Proposal 2: Ratification of the appointment of the independent registered public accounting firm (page 36)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 3: Approval on an advisory basis of Fortive’s named executive officer compensation (page 77)	The affirmative vote of a majority of the shares represented in person or by proxy.	FOR

Proposal 4: Approval of Fortive’s Amended and Restated Certificate of Incorporation, as amended and restated to eliminate the supermajority voting requirements applicable to shares of common stock (page 78)

	The affirmative vote of at least 80 percent of the shares entitled to vote generally as of the record date.	FOR

2020 Proxy Statement	1

Proxy Statement Summary

Company Overview

Fortive is a diversified industrial technology growth company encompassing businesses that are recognized leaders in attractive markets. Our well-known brands hold leading positions in field solutions, product realization, sensing technologies, health, transportation technology, and franchise distribution. We are guided by our shared purpose to deliver essential technology for the people who accelerate progress, and we are united by our culture of continuous improvement and bias for action that embody our Fortive Business System (FBS). Through rigorous application of our proprietary FBS set of growth, lean, and leadership tools and processes, we continuously improve business performance in the critical areas of innovation, product development and commercialization, global supply chain, sales and marketing and leadership development. Our commitment to FBS and our goal of creating long-term shareholder value enable us to drive customer satisfaction and profitability, significant improvements in innovation, growth and operating margins, and disciplined acquisitions to execute strategy and expand our portfolio into new and attractive markets. We are headquartered in Everett, Washington and, as of December 31, 2019, employed a team of approximately 25,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world.

2019 Company Performance Highlights

Portfolio Evolution

Since our separation from Danaher in July 2016, we have identified and executed acquisitions to enhance our portfolio with operating companies which have exposure to attractive, higher growth end markets, less cyclicality, stronger margin potential and significant opportunities for value creation through implementation of FBS. In 2019, we continued our progress in this regard with a number of transactions that accelerated our portfolio evolution and transformation. The 2019 acquisitions brought a mix of hardware, sensing, software, and service capabilities to our portfolio, furthering our strategy aimed at providing our customers with broader, software-enabled solutions to address their critical workflows.

OVER $3.9 BILLION IN CAPITAL DEPLOYED IN 2019 FOR ACQUISITIONS
Leader in infection prevention through delivering products, solutions and processes to protect patients during critical moments and advancing infection prevention technologies
Leader in surgical inventory management software, offering advanced, web-based software systems to enhance patient safety and advance efficiency, transparency, and regulatory compliance
Leader in environmental, safety and quality management software solutions to advance compliance and reduce risk
Leader in maintenance solution for shaft alignment, vibration analysis, condition monitoring and nondestructive testing

Our portfolio shaping efforts since 2016 also included the tax-efficient divestiture of four of our legacy businesses that participate in more cyclical industries, which was completed in 2018.

In addition, in September 2019, we announced our intention to separate certain assets from our Industrial Technologies segment into a separate publicly-traded company, Vontier Corporation, which will be focused on mobility technologies and

2	2020 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

diagnostics and repair technologies end markets. We believe that effecting this separation will allow both Fortive and Vontier to benefit from increased focus on their specific growth and capital allocation opportunities.

*	Following pending separation of Vontier from Fortive

2020 Proxy Statement	3

Proxy Statement Summary

Total Shareholder Return

Corporate Governance Highlights

Our Board of Directors recognizes that enhancing and protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has implemented the following corporate actions:

Governance Enhancements

Adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

Implemented the declassification of the Board to provide for the election of directors for one-year terms

Subject to approval by the shareholders of Proposal 4, approved the elimination of the supermajority voting requirements applicable to shares of common stock

Documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

Implemented a corporate social responsibility program, as reported in our Corporate Social Responsibility Report with oversight by the Nominating and Governance Committee

Implemented an annual shareholder engagement program

Formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls

Conducted our annual self-assessment process to assess in detail the effectiveness of the Board and each of its committees

Implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer, respectively

4	2020 Proxy Statement	FORTIVE CORPORATION

Proxy Statement Summary

Additional highlights of our corporate governance framework

Our Chairman and CEO positions are separate, with an independent Chairman

We maintain a majority vote requirement for the election of directors in uncontested elections

We have no shareholder rights plan

We have an anti-overboarding policy that limits the number of boards of other public companies on which our directors may serve to four

Approximately 86% of our Board is comprised of independent directors

All members of the Audit Committee are audit committee financial experts

We maintain a related person transaction policy with oversight by the Nominating and Governance Committee

All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules

2019 Pay Mix

Compensation Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Shareholder Value

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

2020 Proxy Statement	5

Proxy Statement

Fortive Corporation

6920 Seaway Blvd

Everett, WA 98203

2020 Annual Meeting of Shareholders

June 2, 2020

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Fortive Corporation, a Delaware corporation (“Fortive”), of proxies for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Fortive Corporation, 6920 Seaway Blvd., Everett, WA 98203 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 20, 2020.

Purpose of the Annual Meeting

The purpose of the meeting is to:

1.

Elect Ms. Kate D. Mitchell, Mr. Mitchell P. Rales, Mr. Steven M. Rales, Ms. Jeannine Sargent and Mr. Alan G. Spoon to serve as directors, each for a one-year term expiring at the 2021 annual meeting and until their successors are elected and qualified;

2.	Ratify the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2020;

3.	Approve on an advisory basis Fortive’s named executive officer compensation;

4.	Approve Fortive’s Amended and Restated Certificate of Incorporation, as amended and restated, to eliminate the supermajority voting requirements applicable to shares of common stock; and

5.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Admission

Please be prepared to present photo identification for admittance. If you are a shareholder of record or hold your shares through the Fortive Corporation Retirement Savings Plan or the Fortive Corporation Union Retirement Savings Plan (collectively, the “Savings Plans”), your name will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a shareholder of record or a Savings Plan participant but hold shares through a broker, bank or nominee (i.e., in street name), you should also be prepared to provide proof of beneficial ownership as of the record date, such as a brokerage account statement showing your ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership.

As of the date of mailing of the notice and proxy statement for our 2020 Annual Meeting, we intend to hold the meeting in person at Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203. However, as a result of the coronavirus (COVID-19) pandemic and the corresponding public health and travel concerns of our shareholders, directors, officers, employees and service providers, we may change the location of our 2020 Annual Meeting to a virtual only meeting format. If we change the location of our 2020 Annual Meeting to a virtual only meeting format, we will announce the change as promptly as practicable through a press release which will also be filed with the Securities and Exchange Commission. In addition, please monitor our investor website at www.fortive.com for updated information. If you are planning to attend our 2020 Annual Meeting in person, please check the website at least one week prior to the meeting date. If we change the location of our 2020 Annual Meeting to a virtual meeting format only, you will not be able to attend our meeting in person.

6	2020 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 6, 2020 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 6, 2020, 336,792,858 shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services.

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

FOR the election of each of Ms. Kate D. Mitchell, Mr. Mitchell P. Rales, Mr. Steven M. Rales, Ms. Jeannine Sargent and Mr. Alan G. Spoon to serve as directors, each for a one-year term;

FOR ratification of the selection of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2020;

FOR approval of the Company’s named executive officer compensation;

FOR approval of an amendment to the Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement applicable to shares of common stock; and

In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxies with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On April 20, 2020, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Voting Requirements With Respect to Each of the Proposals Described in this Proxy Statement

Quorum. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

2020 Proxy Statement	7

Proxy Statement

Broker Non-Votes. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 2, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 3 and 4, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 3 and 4. Broker non-votes will not affect the required vote with respect to Proposals 1 and 3. However, because approval of Proposal 4 requires the affirmative vote of the holders of 80 percent of the outstanding shares entitled to vote generally in the election of directors on the record date, broker non-votes will have the same effect as a vote against Proposal 4.

Approval Requirements. If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Amended and Restated Certificate of Incorporation to approve each of the proposals is as follows:

•

With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

•

With respect to Proposals 2 and 3, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

•

With respect to Proposal 4, the affirmative vote of the holders of 80% of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal. For this proposal abstentions are counted for the purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by attending the Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Central time on June 1, 2020.

8	2020 Proxy Statement	FORTIVE CORPORATION

Proxy Statement

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.

Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through either of the Savings Plans, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plans, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 28, 2020, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

2020 Proxy Statement	9

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

Directors and Executive Officers

The following table sets forth as of April 6, 2020 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the executive officers named in the Summary Compensation Table (the “named executive officers”), and all executive officers and directors of Fortive as a group. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 6, 2020. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED (1)		PERCENT OF CLASS (1)
Feroz Dewan	15,440	(2)	*
James A. Lico	1,423,894	(3)	*
Kate D. Mitchell	15,440	(4)	*
Mitchell P. Rales	17,673,802	(5)	5.4%
Steven M. Rales	21,570,210	(6)	6.4%
Jeannine Sargent	3,340	(7)	*
Alan G. Spoon	64,833	(8)	*
Barbara B. Hulit	342,697	(9)	*
Charles E. McLaughlin	187,668	(10)	*
Patrick K. Murphy	139,853	(11)	*
William W. Pringle	178,889	(12)	*
All current executive officers and directors as a group (15 persons)	42,611,516	(13)	12.6%

(1)

Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 6, 2020, are included in the table. See “Employee Benefit Plans—Fortive Executive Deferred Incentive Plan” for a description of our EDIP. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of February 28, 2020, in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on February 28, 2020. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 6, 2020 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 6, 2020. The table also includes unvested restricted shares that are subject only to time-vesting requirements. Restricted shares and performance shares, in each case, granted to executive officers that are subject to satisfaction of performance measures (all of which are subject to measurement more than 60 days after April 6, 2020) are not included in the table. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or, at the earliest, the first day of the seventh month following the director’s resignation from the board are not included in the table.

(2)	Includes options to acquire 15,440 shares.

(3)

Includes options to acquire 980,738 shares, 78,888 unvested restricted shares, 19,500 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 103,734 notional phantom shares attributable to Mr. Lico’s EDIP account.

(4)	Includes options to acquire 15,440 shares.

(5)

Includes 16,000,000 shares (the “MR LLC Shares”) owned by limited liability companies (“MR LLCs”), with Mr. Rales, as the grantor and trustee of the sole member of the MR LLCs, having sole voting power and sole dispositive power over the MR LLC Shares. In addition, includes 1,669,462 other shares owned indirectly, and options to acquire 4,340 shares. Prior to the separation of Fortive from Danaher (the “Separation”), shares of Danaher Common Stock owned by MR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged MR DHR Shares”). The MR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged MR DHR Shares were pledged to secure the corresponding lines of credit, and

10	2020 Proxy Statement	FORTIVE CORPORATION

Beneficial Ownership of Common Stock by Directors, Officers and Principal Shareholders

each of these entities and Mr. Rales is in compliance with these lines of credit. Other than shares issued as a dividend on the Pre-existing Pledged MR DHR Shares, no shares of Common Stock are pledged by Mr. Rales. The business address of Mitchell Rales, and of each of the MR LLCs, is 11790 Glen Road, Potomac, MD 20854.

(6)

Includes 17,000,000 shares (“SR LLC Shares”) owned by limited liability companies (the “SR LLCs”), with Mr. Rales, as the grantor and trustee of the sole member of the SR LLCs, having sole voting power and sole dispositive power over the SR LLC Shares. In addition, includes 4,507,370 other shares owned indirectly, options to acquire 4,340 shares, and 58,500 shares owned by a charitable foundation of which Mr. Rales is the sole director. Mr. Rales disclaims beneficial ownership of the 58,500 shares held by the charitable foundation. Prior to the Separation, shares of Danaher Common Stock owned by SR LLCs were pledged to secure lines of credit with certain banks (the “Pre-existing Pledged SR DHR Shares”). The SR LLC Shares that were issued as a dividend in the Separation on the Pre-existing Pledged SR DHR Shares were pledged to secure the corresponding lines of credit, and each of these entities and Mr. Rales is in compliance with these lines of credit. Other than shares issued as a dividend on the Pre-existing Pledged SR DHR Shares, no shares of Common Stock are pledged by Mr. Rales. The business address of Steven Rales, and of each of the SR LLCs, is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701.

(7)	Includes options to acquire 3,340 shares.

(8)	Includes options to acquire 24,160 shares.

(9)	Includes options to acquire 277,975 shares, 14,055 unvested restricted shares, and 26,591 notional phantom shares attributable to Ms. Hulit’s EDIP account.

(10)	Includes options to acquire 149,221 shares, 11,790 unvested restricted shares, and 15,910 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.

(11)	Includes options to acquire 106,637 shares, 6,487 unvested restricted shares, and 6,305 notional phantom shares attributable to Mr. Murphy’s EDIP account.

(12)	Includes options to acquire 141,186 shares, 7,077 unvested restricted shares, and 8,763 notional phantom shares attributable to Mr. Pringle’s EDIP account.

(13)

Includes options to acquire 2,094,662 shares, 1,911 RSUs, 150,299 unvested restricted shares, 19,500 shares attributable to 401(k) accounts and 227,254 notional phantom shares attributable to executive officers’ EDIP accounts.

* Represents less than 1% of the outstanding Common Stock.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	43,984,137	(1)	13.1%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	22,427,734	(2)	6.7%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	22,198,600	(3)	6.6%
FMR LLC 245 Summer Street, Boston, MA 02210	20,627,159	(4)	6.1%

(1)

The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2020 by T. Rowe Price Associates, Inc. (“Price Associates”), which sets forth Price Associates’ beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, Price Associates has sole voting power over 14,731,096 shares and sole dispositive power over 43,984,137 shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(2)

The amount shown and the following information is derived from a Schedule 13G/A filed February 10, 2020 by BlackRock, Inc. which sets forth BlackRock, Inc.’s beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 22,427,734 shares and sole dispositive power over 19,715,569 shares.

(3)

The amount shown and the following information is derived from a Schedule 13G/A filed February 10, 2020 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 442,669 shares, shared voting power over 86,135 shares, sole dispositive power over 21,694,910 shares and shared dispositive power over 503,750 shares.

(4)

The amount shown and the following information is derived from a Schedule 13G/A filed February 7, 2020 by FMR LLC and Abigail P. Johnson, which sets forth their respective beneficial ownership as of December 31, 2019. According to the Schedule 13G/A, FMR LLC has sole voting power over 4,346,261 shares and FMR LLC and Abigail P. Johnson have sole dispositive power over 20,627,159 shares.

2020 Proxy Statement	11

Proposal 1. Election of Directors

Board Composition Overview

Our Board is comprised of directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 26 under “Corporate Governance – Director Nomination Process.”

12	2020 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Declassification of the Board

At the 2017 Annual Meeting of Shareholders, the shareholders approved a proposal from our Board to amend our Certificate of Incorporation to declassify the Board and to provide, starting with the 2019 Annual Meeting of Shareholders, for the election of directors to one-year terms. As a result, our Board will be declassified in the following manner:

Beginning with the 2019 Annual Meeting, the directors up for election have been elected to serve one-year terms;

At this Annual Meeting, a majority of the Board (five out of seven) will be elected by the shareholders to serve one-year terms; and

Beginning with the 2021 Annual Meeting of Shareholders, the entire Board will be elected annually.

Election of Directors

At the Annual Meeting, shareholders will be asked to elect Kate D. Mitchell, Mitchell P. Rales, Steven M. Rales, Jeannine Sargent, and Alan G. Spoon (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a director of Fortive) to serve a one-year term until the 2021 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.

We have included information as of April 6, 2020 relating to each nominee for election as director and each director continuing in office, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

2020 Proxy Statement	13

Proposal 1. Election of Directors

Director Nominees – For One-Year Terms That Will Expire in 2021

Kate D. Mitchell Age: 61	Director since: 2016 Independent	Other Current Public Company Directorships: SVB Financial Group

Kate D. Mitchell has served as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-in-revenue technology companies, since 1997. Prior to her current role, Ms. Mitchell served with Bank of America, a multinational banking and financial services corporation, from 1988 to 1996, most recently as Senior Vice President for Bank of America Interactive Banking. Ms. Mitchell currently serves on the boards of directors of SVB Financial Group, Silicon Valley Community Foundation and other private company boards on behalf of Scale Venture Partners.

Qualifications: Ms. Mitchell’s qualifications to sit on the Board include, among other factors, over 35 years of extensive experience in the technology industry, with a focus on innovative software and technology markets. In addition, Ms. Mitchell has deep experience as a director, investor and senior executive in the areas of business management and operations, finance, financial reporting, risk management, investment and acquisition strategy, and executive compensation.

Mitchell P. Rales Age: 63	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation and Colfax Corporation

Mr. Rales is a co-founder of Danaher Corporation and has served as Chairman of the Executive Committee of Danaher since 1984. He was also President of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in private and public business entities in the manufacturing area.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Steven Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

Steven M. Rales Age: 69	Director since: 2016	Other Current Public Company Directorships: Danaher Corporation

Mr. Rales is a co-founder of Danaher Corporation and has served as Chairman of the Board of Danaher since 1984. He was also CEO of Danaher from 1984 to 1990. In addition, for more than the past five years, he has been a principal in a private business entity in the area of film production.

Qualifications: The strategic vision and leadership of Mr. Rales and his brother, Mitchell Rales, helped create the foundation of the Fortive Business System and the Danaher Business System and have guided the respective businesses of Fortive and Danaher down a path of consistent, profitable growth that continues today. In addition, as a result of his substantial ownership stake in Fortive, he is well-positioned to understand, articulate and advocate for the rights and interests of Fortive’s shareholders.

14	2020 Proxy Statement	FORTIVE CORPORATION

Proposal 1. Election of Directors

Jeannine Sargent Age: 56	Director since: 2019	Other Current Public Company Directorships: Cypress Semiconductor Corp.

Ms. Sargent has served as an operating partner of Katalyst Ventures, an early-stage technology venture fund, since 2018. Previously, Ms. Sargent served as president of Innovation and New Ventures at Flex, a leader in global design and manufacturing, from 2012 until 2017. Prior to joining Flex, Ms. Sargent served as the chief executive officer at Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer and a wholly owned subsidiary of Oerlikon, a publicly-traded Swiss company, and Voyan Technology, an embedded systems software provider. Ms. Sargent is also a director and a member of the compensation committee and the nominating and governance committee of Cypress Semiconductor Corp., a publicly-traded provider of advanced embedded system solutions. She also currently serves on several investment and advisory boards and is on the board of trustees at Northeastern University. She holds a bachelor of science in chemical engineering from Northeastern University and certificates from the executive development programs at the MIT Sloan School of Management, Harvard University and Stanford University and CERT certificate of cyber risk oversight from National Association of Corporate Directors in conjunction with Carnegie Mellon University.

Qualifications: Ms. Sargent’s qualifications to sit on the Board include, among other factors, over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across multiple industries. In addition, Ms. Sargent has significant experience with development and global launch of disruptive technology, executing investment and acquisition strategies, corporate governance, cybersecurity and executive compensation.

Alan G. Spoon Age: 68	Director since: 2016 Independent	Other Current Public Company Directorships: Danaher Corporation, IAC/InteractiveCorp., Match Group, Inc. (Subsidiary of IAC/InteractiveCorp*), and Cable One, Inc.

Mr. Spoon has served as our Chairman of the Board since 2016. In addition, Mr. Spoon served as a Partner of Polaris Partners, a company that invests in private technology and life science firms, from 2000 to 2018, including as Managing General Partner from 2000 to 2010 and as Partner Emeritus from 2015 to 2018. In addition to his prior leadership role at Polaris Partners, Mr. Spoon previously served as president, chief operating officer and chief financial officer of one of the country’s largest, publicly-traded education and media companies, and has served on the boards of numerous public and private companies.

Qualifications: Mr. Spoon’s public and private company leadership experience gives him insight into business strategy, leadership, marketing, finance, corporate governance, executive compensation and board management. His public company and private equity experience gives him insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive.

*	Based on Schedule 13D/A filed by IAC/InteractiveCorp on February 4, 2020.

The Board of Directors recommends that shareholders vote “FOR” the election to the Board of each of the foregoing Director Nominees.

2020 Proxy Statement	15

Proposal 1. Election of Directors

Other Directors – Directors with Terms That Will Expire in 2021

Feroz Dewan Age: 43	Director since: 2016 Independent	Other Current Public Company Directorships: The Kraft Heinz Company

Feroz Dewan has served as the Chief Executive Officer of Arena Holdings Management LLC, an investment holding company, since 2016. Previously, Mr. Dewan served in a series of positions with Tiger Global Management, an investment firm with approximately $20 billion under management across public and private equity funds, from 2003 to 2015, including most recently as Head of Public Equities. He also served as a Private Equity Associate at Silver Lake Partners, a private equity firm focused on leveraged buyout and growth capital investments in technology, technology-enabled and related industries, from 2002 to 2003.

Qualifications: Mr. Dewan’s qualifications to sit on the Board include, among other factors, extensive experience in the technology industries and technology-related companies, including extensive experience in valuation, investments and acquisitions, financial reporting, risk management, corporate governance, capital allocation, and operational oversight.

James A. Lico Age: 54	Director since: 2016	Other Current Public Company Directorships: None

James A. Lico has served as the Chief Executive Officer and President of Fortive since 2016. From 1996 to 2016, Mr. Lico served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016. Mr. Lico also served as a director of NetScout Systems, Inc., a public company, from 2015 to 2018.

Qualifications: Mr. Lico’s qualifications to sit on the Board include, among other factors, over 20 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive. Mr. Lico, through his various senior leadership positions at Danaher and Fortive, has broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies.

16	2020 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Corporate Governance Overview

Our Board of Directors recognizes that protecting long-term value for our shareholders requires a robust framework of corporate governance that serves the best interests of all our shareholders.

In connection with our Board’s dedication to strong corporate governance, our Board has implemented the following corporate actions:

Governance Enhancements

Adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

Implemented the declassification of the Board to provide for the election of directors for one-year terms

Subject to approval by the shareholders of Proposal 4, approved the elimination of the supermajority voting requirements applicable to shares of common stock

Documented and executed our commitment to Board diversity in our Corporate Governance Guidelines and the Nominating and Governance Committee Charter

Implemented a corporate social responsibility program, as reported in our Corporate Social Responsibility Report with oversight by the Nominating and Governance Committee

Implemented an annual shareholder engagement program

Formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls

Conducted our annual self-assessment process to assess in detail the effectiveness of the Board and each of its committees

Implemented stock ownership requirements for non-CEO executive officers at multiple of three times base salary and for CEO and directors at multiple of five times base salary and annual cash retainer, respectively

Additional highlights of our corporate governance framework

Our Chairman and CEO positions are separate, with an independent Chairman

We maintain a majority vote requirement for the election of directors in uncontested elections

We have no shareholder rights plan

We have an anti-overboarding policy that limits the number of boards of other public companies on which our directors may serve to four

Approximately 86% of our Board is comprised of independent directors

All members of the Audit Committee are audit committee financial experts

We maintain a related person transaction policy with oversight by the Nominating and Governance Committee

All members of our Audit, Compensation, and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules

2020 Proxy Statement	17

Corporate Governance

Corporate Governance Guidelines, Committee Charters and Standards of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted our Standards of Conduct that includes, among others, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Standards of Conduct referenced above are each available in the “Investors – Corporate Governance” section of our website at http://www.fortive.com.

Board Leadership Structure, Risk Oversight and Management Succession Planning

Board Leadership Structure

The Board has separated the positions of Chairman and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chairman, and our Board has selected Alan G. Spoon, an independent director, as its Chairman, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chairman of the Board, Mr. Spoon leads the activities of the Board, including:

•	Calling, and presiding over, all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling, and presiding over, the executive sessions of non-management directors and of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison as necessary between the non-management directors and the management of the Company; and

•	Acting as a liaison as necessary between the Board and the committees of the Board.

In the event that the Chairman of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•	Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison as necessary between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chairman. In addition, the independent directors meet as a group in executive session at least once a year.

18	2020 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Risk Oversight

The Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

In determining to separate the position of the CEO and the Chairman, and in determining the appointment of the Chairman of the Board and the Chairs of the committees of the Board, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable Fortive to efficiently and effectively assess and oversee its risks.

Risk Oversight by the Board of Directors

The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies.

Risk Oversight by the Committees

AUDIT COMMITTEE

The Audit Committee oversees risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks. The Audit Committee also assists the Board in overseeing the Company’s risk assessment and risk management policies. Finally, the Audit Committee oversees our cybersecurity risk management and risk controls.

COMPENSATION COMMITTEE	The Compensation Committee oversees risks associated with the Company’s compensation policies and practices.
NOMINATING AND GOVERNANCE COMMITTEE	The Nominating and Governance Committee oversees risks associated with corporate governance, board management and corporate social responsibility.
FINANCE COMMITTEE	The Finance Committee oversees risks associated with the execution of the Company’s acquisition, investment and divestiture strategies.

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities. In addition, since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.

Cybersecurity

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls, with the Chair of the Audit Committee having received CERT certification on cyber risk oversight. Consistent with such delegation, our Chief Information Officer provides a report to the Audit Committee on quarterly basis, and to the Board on an annual basis, regarding the Company’s cybersecurity program, including the Company’s monitoring, auditing, implementation and communication processes, controls, and procedures.

2020 Proxy Statement	19

Corporate Governance

Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

Management Succession Planning

The entire Board oversees the recruitment, development, and retention of our executive officers, including oversight of management succession planning. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, and periodic informal meetings.

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Mss. Kate D. Mitchell and Jeannine Sargent and Messrs. Feroz Dewan, Mitchell P. Rales, Steven M. Rales, and Alan G. Spoon are independent within the meaning of the listing standards of the NYSE.

20	2020 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

Board of Directors and Committees of the Board

Director Attendance

In 2019, the Board met seven times and acted by unanimous written consent two times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2019. As a general matter, directors are expected to attend annual meetings of shareholders. Seven out of the eight members of the Board attended the 2019 Annual Meeting of Shareholders.

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance and Finance committees as of April 6, 2020 is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	FINANCE

Feroz Dewan	Member	Member

James A. Lico				Member

Kate D. Mitchell	Member	Chair

Mitchell P. Rales				Member

Steven M. Rales				Member

Jeannine Sargent	Chair	Member	Member

Alan G. Spoon			Chair	Chair

Audit Committee

In 2019, the Audit Committee met eight times.

The Audit Committee is responsible for:

•	Assessing the qualifications and independence of Fortive’s independent auditors;

•	Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;

•

Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;

•	Overseeing Fortive’s internal auditing processes;

•	Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;

•	Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;

•	Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•	Overseeing Fortive’s risk assessment and risk management policies;

•	Overseeing Fortive’s compliance with legal and regulatory requirements;

•	Overseeing Fortive’s cybersecurity risk management and risk controls; and

•	Overseeing swap and derivative transactions and related policies and procedures.

2020 Proxy Statement	21

Corporate Governance

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee also prepares a report as required by the SEC to be included in this proxy statement. The Audit Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

The Board has determined that each member of the Audit Committee is:

•	Independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act and the NYSE listing standards;

•	Qualified as an audit committee financial expert as that term is defined in SEC rules; and

•	Financially literate within the meaning of the NYSE listing standards.

Furthermore, as of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

Compensation Committee

In 2019, the Compensation Committee met six times.

The Compensation Committee is responsible for:

•

Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;

•

Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•	Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•	Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;

•	Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;

•	Overseeing risks associated with Fortive’s compensation policies and practices;

•	Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters; and

•	Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Total Rewards, Senior Vice President-General Counsel, and Vice President-Associate General Counsel and Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with

22	2020 Proxy Statement	FORTIVE CORPORATION

Corporate Governance

our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual, personal performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at each regularly scheduled Board meeting.

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Pearl Meyer & Partners, LLC’s (“Pearl Meyer”) independence from Fortive’s management, the Compensation Committee engaged Pearl Meyer as the Compensation Committee’s independent compensation consultant for 2019. The Compensation Committee had the sole discretion and authority to select, retain and terminate Pearl Meyer as well as to approve any fees, terms and other conditions of its services. Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. Pearl Meyer’s primary responsibilities in 2019 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2019 and 2020, the compensation levels for our executive officers, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultant may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Pearl Meyer did not provide any services to Fortive or its management in 2019, and the Compensation Committee is not aware of any work performed by Pearl Meyer that raises any conflicts of interest.

Each member of the Compensation Committee is:

•	A “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act; and

•	Based on the determination of the Board, independent under NYSE listing standards and under Rule 10C-1 under the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

During 2019, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

Nominating and Governance Committee

In 2019, the Nominating and Governance Committee met three times and acted by unanimous written consent one time.

The Nominating and Governance Committee is responsible for:

•	Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;

•	Assisting the Board in identifying individuals qualified to become Board members;

•	Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•	Proposing to the Board the director nominees for election by our shareholders at each annual meeting;

•	Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;

2020 Proxy Statement	23

Corporate Governance

•	Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;

•	Overseeing compliance with the corporate governance guidelines;

•	Overseeing director education and director orientation process and programs;

•	Overseeing Fortive’s corporate social responsibility reporting;

•	Assisting the Board and the Committees in engaging in annual self-assessment of their performance; and

•	Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at each regularly scheduled Board meeting.

Finance Committee

The Finance Committee assists the Board in assessing potential acquisition, investment and divestiture opportunities and approving business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

Personal and professional integrity and character

Prominence and reputation in the candidate’s profession

Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

The capacity and desire to represent the interests of the shareholders as a whole

Availability to devote sufficient time to the affairs of Fortive

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Corporate Governance

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole. Although we do not have a formal diversity policy and the Board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors, the Board’s and the Nominating and Governance Committee’s commitment to diversity as an essential consideration in the director nominee selection process has been documented in both the Corporate Governance Guidelines and the Nominating and Governance Committee’s Charter.

2020 Proxy Statement	25

Corporate Governance

Director Evaluation Process

On an annual basis, the Nominating and Governance Committee reviews and assesses, with input from other directors, the process for the annual self-assessment of the full Board and each of the committees of the Board. The process assessment takes into account the feedback from the directors on the effectiveness of the prior self-assessment process and input from the shareholder engagement process. The following describes the self-assessment process implemented and conducted by the Board and the committees of the Board in 2019.

1

ANONYMOUS ONLINE SELF-ASSESSMENT

The Nominating and Governance Committee, with input from the Board and the other committees of the Board, identified the most critical topics, including composition, skills, attributes, characteristics, experience, responsibilities and process, for the annual assessment of the performance of the Board and the respective committees.

Based on such topics, the directors, in their capacity as members of the Board and, if applicable, separately as members of the respective committees of the Board, completed anonymous online self-assessment questionnaires, with the questionnaires designed to solicit both quantitative and qualitative responses for each question. The Corporate Secretary consolidated the quantitative and qualitative assessment results without attribution to any individual director and discussed the results with the Nominating and Governance Committee.

2

FACILITATED INTERVIEWS

Based on the consolidated results of the anonymous online self-assessment, the Chair of the Nominating and Governance Committee conducted separate interview with each of the other members of the Board to discuss the consolidated results of anonymous self-assessment questionnaires and to solicit feedback on the relevant topics and results.

3

BOARD AND COMMITTEE REVIEW

The Chairman of the Board and the Chair of the Nominating and Governance Committee reviewed with the full Board the results of the annual self-assessment, including the results of the online self-assessment questionnaires and the facilitated interviews, for further discussion and for determination of potential responsive actions.

Shareholder Recommendations

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “—Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or

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Corporate Governance

appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “—Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee. The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws adopted by the Board, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2021 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 21, 2020 and December 21, 2020 (or, if the 2021 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2021 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2021 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor—Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chairman of the Board or, if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

2020 Proxy Statement	27

Corporate Governance

Shareholder Engagement

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Corporate Governance

Corporate Social Responsibility

Corporate Social Responsibility (“CSR”) Highlights

We have many operating companies that participate in a variety of end markets, but we are all guided by our shared purpose—to deliver essential technology for the people who accelerate progress. In today’s world, so much of innovation and progress centers around the development of new technologies to improve the quality of life, finding ways to live and work safely, and improving our health, infrastructure and environment. Our shared purpose means that we are ideally suited to contribute to these efforts.

Our shared purpose and values, which are embedded deep within our culture, guide our CSR strategy just as they guide all of our strategic priorities. They will influence new products we create, how we operate, and how we engage with our stakeholders. They will help us attract and keep people who share our values and our commitment to a sustainable future.

In the context of CSR, we have two unique and powerful accelerators. One is that our businesses have a direct impact on pressing global issues like workplace safety, alternative fuels, transportation efficiency, and infection prevention. The second is that our deeply ingrained culture of continuous improvement, driven by the Fortive Business System, gives us the toolset and the mindset to continually learn from our successes and failures, grow as individuals and teams, and keep raising our own bar.

Key Pillars to Our Social Responsibility

Through our materiality assessment, we identified seven core pillars—or focus areas—for Fortive’s CSR strategy. We then aligned these pillars with our values, which drive our strategic priorities and our key performance indicators. This framework positions us for long-term impact and continuous improvement across the many aspects of social responsibility.

2020 Proxy Statement	29

Corporate Governance

Environmental Stewardship

Kaizen is a philosophy of continuous improvement, and our commitment to that concept drives us to do better every day, including our environmental impact. Improvement means identifying our successes and learning from our failures. We hold ourselves to high standards of environmental stewardship and continuously look for ways to raise the bar.

Our CSR policies reflects our commitment to conducting business in an environmentally responsible and sustainable manner in compliance with applicable laws and regulations and to continuous improvement in our performance. Consistent with our data-driven culture, we use a management systems approach to environmental stewardship that helps us ensure ordered and consistent efforts for environmental issues. This system, along with the Fortive Business System, allows us to go beyond simple compliance.

We focus on assessing our emissions and energy usage to develop meaningful goals towards reducing emissions for our significant sites. This process included reviewing applicable standards and frameworks, exploring possible targets, and deploying a custom intensity target that best fits our business.

Inclusion and Diversity

Creating an inclusive company is vital to our continued growth, because diverse perspectives are the lifeblood of innovation. We are committed to an inclusive and diverse culture. Our VP, Inclusion & Diversity works closely with our Inclusion & Diversity (I&D) Council, involving employees at every level in establishing a collaborative vision that will truly reflect the needs, priorities, and viewpoints of our diverse global team.

We have established the following I&D pillars that will guide our I&D strategy, using the insights we gathered from employees to prioritize important change initiatives. Specific programs designed to help employees live the Fortive vision of achieving more together include new Employee Resource Groups and new benefits that seek to maintain a culture of inclusion for parents and others experiencing life milestones. The introduction of paid parental leave, increased adoption assistance, expanded insurance coverage for gender transition, and a new infertility support program all aim to support employees in important moments that affect their lives, both at work and outside of it.

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Corporate Governance

Inclusion & Diversity: Strategic Pillars

	2019 OBJECTIVE	2019 KEY INITIATIVES
I&D Matters: Create a more diverse Fortive through hiring, retention, and development strategies	Increase overall representation of diverse talent	Establish Fortive diversity talent acquisition strategy Infuse I&D into talent management practices
Everyone Owns Inclusion: Invest in leaders, managers, and allies to create an environment where everyone belongs	Develop tools and resources to drive inclusive behavior	Unconscious Bias workshops Infuse I&D into leadership programs
I&D In Our DNA: Build a culture of equity for all of us that enables greater innovation for customers and the world	Build processes and systems to drive actions for an inclusive environment	Global Career Framework design Creation of OpCo I&D plans

For the second year in a row, we earned a perfect score of 100% on the Human Rights Campaign Corporate Equality Index (CEI). We’re incredibly proud to share that an evaluation of our policies, benefits, culture, and general inclusiveness earned us recognition as one of the “Best Places to Work for Lesbian, Gay, Bisexual, Transgender, Questioning, Queer (LGBTQ) Equality.” Furthermore, our President and CEO signed the CEO Action for Diversity & Inclusion Pledge, the largest CEO driven business commitment to advancing I&D in the workplace.

2020 Proxy Statement	31

Corporate Governance

Oversight Structure

Our Nominating and Governance Committee is charged with overseeing our CSR reporting and making recommendations to the full Board of Directors regarding the process. At the management level, our CSR process is overseen by a CSR Steering Committee made up of several senior company leaders and led by our VP of CSR. Furthermore, our CSR Steering Committee is chaired by our SVP and General Counsel, who reports directly to the CEO and provides periodic updates to the Nominating and Governance Committee and the full Board of Directors regarding many of our ongoing CSR-related activities, including our progress on safety initiatives, environmental compliance, and compliance. We also maintain an EHS Leadership Council, which drives our EHS strategies and participates on the CSR Steering Committee.

32	2020 Proxy Statement	FORTIVE CORPORATION

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act.

Relationships and Transactions

Two of our directors, Messrs. Steven M. Rales and Mitchell P. Rales, collectively own more than 10% of the equity of Danaher. Furthermore, Messrs. Rales and Rales are executive officers of Danaher in their respective capacity as Chairman of the Board of Danaher and Chairman of the Executive Committee of the Board of Danaher. Certain of our subsidiaries sell products and services to, or purchase products and services from, Danaher from time to time in the ordinary course of business and on an arms’-length basis. In 2019, under arms’-length leasing arrangements Fortive paid to Danaher approximately $1.4 million and received from Danaher approximately $105 thousand. Furthermore, in 2019, our subsidiaries purchased approximately $12.5 million of products from, and sold approximately $12.2 million of products and services to, Danaher, which in each case is less than 0.2% of Fortive’s, and of Danaher’s, revenues for 2019. Our subsidiaries intend to sell products to and purchase products from Danaher in the future in the ordinary course of their businesses and on an arms’-length basis.

In addition, Messrs. Steven Rales and Mitchell Rales collectively own more than 10% of the equity of Colfax Corporation, a publicly traded company. Certain of our subsidiaries sell products to Colfax from time to time in the ordinary course of business and on an arms’-length basis. In 2019, our subsidiaries purchased approximately $81 thousand of products from, and sold approximately $243 thousand of products to Colfax. Our subsidiaries intend to sell products to Colfax in the future in the ordinary course of their businesses and on an arms’-length basis.

Furthermore, Israel Ruiz, our former director who resigned from the Board on January 22, 2020 for personal reasons, was at the time of the resignation an executive officer of Massachusetts Institute of Technology, a private research university of science and technology. As part of our strategic, research, and networking efforts, Fortive participates as a member of technology-focused networking programs offered by certain leading research universities, including the Industrial Liaison Program offered by Massachusetts Institute of Technology (the “ILP Program”). Fortive’s membership in the ILP Program is pursuant to the standard terms and conditions of the program, including the payment of the standard membership fee of $150,000 and the receipt of benefits generally available to members of the program.

2020 Proxy Statement	33

Director Compensation

Summary of Director Compensation

The Compensation Committee reviews our non-employee director compensation policy annually and proposes changes to the Board, as appropriate. In reviewing the non-employee director compensation policy in 2019, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our non-employee director compensation policy based on benchmark information from peer companies and relevant compensation surveys. Based on its review, the Compensation Committee proposed the following non-employee director compensation policy, which recommendation the Board adopted.

Pursuant to our non-employee director compensation policy, each of our non-management directors receives the following compensation:

•	An annual retainer of $100,000, payable pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).

•

An annual equity award with a target award value of $175,000, divided equally between options and RSUs; provided, however, that, upon request by a director and at the sole discretion of the Compensation Committee or the Board, such annual equity award may be comprised solely of RSUs. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.

•	Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board.

In addition, the Board chair receives an annual retainer of $92,500 payable pursuant to the Election and an annual equity award with a target value of $92,500 (divided either equally between options and RSUs or comprised solely of RSUs, as described above), the chair of the Audit Committee receives an annual retainer of $25,000, each of the non-chair members of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $20,000, each of the non-chair members of the Compensation Committee receives an annual retainer of $10,000, the chair of the Nominating and Governance Committee receives an annual cash retainer of $15,000, each of the non-chair members of the Nominating and Governance Committee receives an annual retainer of $7,500, the chair of the Finance Committee receives an annual retainer of $10,000, and each of the non-chair members of the Finance Committee receives an annual retainer of $10,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each director may make an election during the prior year to receive such annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs, in:

•	cash payable in four equal installments following each quarter of service;

•	RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:

•	vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;

•

have the underlying shares not issued until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or

•	a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual cash retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently

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Director Compensation

declines). Under the policy, beneficial ownership includes RSUs and restricted shares held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls (other than shares that were issued in the Separation as a dividend on shares of Danaher common stock that were already pledged as of February 21, 2013), and provides that pledged shares of our common stock do not count toward our stock ownership requirements. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2019. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($) (1)(2)(3)		OPTION AWARDS ($) (1)(2)	TOTAL ($) (3)

Feroz Dewan (3)	$8,000	$207,700		$71,610	$287,310

Kate D. Mitchell (3)	$10,000	$217,388		$71,610	$298,998

Mitchell P. Rales (3)	—	$278,613		—	$278,613

Steven M. Rales (3)	—	$278,613		—	$278,613

Israel Ruiz (3)(4)	$98,000	$140,275	(4)	$71,610	$309,885

Jeannine Sargent (5)	$50,000	$193,971		$71,610	$314,535

Alan G. Spoon (3)	$116,625	$233,275		$109,344	$459,244

(1)

The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, times the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 2.05%; a stock price volatility rate of 20.62%; and a dividend yield of 0.37% per share.

(2)

The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2019. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS OWNED AS OF DECEMBER 31, 2019	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs OWNED AS OF DECEMBER 31, 2019

Feroz Dewan	15,400	2,680

Kate D. Mitchell	15,400	2,805

Mitchell P. Rales	4,340	3,595

Steven M. Rales	4,340	3,595

Israel Ruiz (4)	15,440	1,810	(4)

Jeannine Sargent (5)	3,340	2,490

Alan G. Spoon	24,160	3,010

(3)

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. Each of Mss. Mitchell and Sargent and Messrs. Dewan, Rales and Rales elected to defer 100%, Mr. Ruiz elected to defer 40%, and Mr. Spoon elected to defer 50%, of the annual retainer into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. Since RSUs granted in 2019 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.

(4)

Mr. Ruiz resigned from the Board for personal reasons on January 22, 2020. Because the RSUs granted in June 2019 were subject to one-year vesting requirement, such RSUs were cancelled upon his resignation from the Board.

(5)	Ms. Sargent was appointed to the Board on February 11, 2019.

2020 Proxy Statement	35

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2020.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2018 and 2019 are set forth in the table below.

FEE CATEGORIES	FISCAL 2018 FEES	FISCAL 2019 FEES

Audit Fees (1)	$11,163,284	$11,472,501

Audit-Related Fees (2)	$3,179,652	$6,580,370

Tax Fees (3)	$3,621,135	$5,898,327

All Other Fees (4)	$0	$0

TOTAL FEES	$17,964,071	$23,951,198

(1)

Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC, and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards. In addition, with respect to fiscal 2019, Audit-Related Fees included approximately $5.5 million in fees for audit services related to the separation of Fortive into two separate, publicly traded companies, including audit services associated with the corresponding filings with the SEC. Furthermore, with respect to fiscal 2018, Audit-Related Fees included approximately $3 million in fees for audit services related to the separation of the A&S Businesses from Fortive, which amount has been reclassified from Audit Fees to Audit-Related Fees category.

(3)

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $300,720 and $202,782 in fiscal 2019 and 2018, respectively. All other tax fees were $5.6 million and $3.4 million in fiscal 2019 and 2018, respectively. With respect to fiscal 2018, the other tax fees included approximately $2.2 million in fees for tax services related to the separation of the A&S Businesses. In addition, with respect to fiscal 2019, the other tax fees included approximately $4.1 million in fees for tax services related to the separation of Fortive into two separate, publicly traded companies.

(4)	All Other Fees consist of fees for products and services provided by Ernst & Young LLP, other than the services reported under “Audit Fees,” “Audit-Related Fees” or “Tax Fees” above.

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Proposal 2. Ratification of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. The Audit Committee has pre-approved all amounts for 2019.

2020 Proxy Statement	37

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Securities Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young LLP had been retained by Danaher Corporation as the independent registered public accounting firm for the Company’s businesses prior to the separation of the Company from Danaher. In addition, Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2020.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2019 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2019 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Jeannine Sargent (Chair)

Feroz Dewan

Kate D. Mitchell

38	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

2020 Proxy Statement	39

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes Fortive’s executive compensation philosophy and the pay program that we provided to our Named Executive Officers (“NEOs”) for 2019.

Named Executive Officers

Our NEOs for 2019 are listed below:

•	James A. Lico

President and Chief Executive Officer

•	Charles E. McLaughlin

Senior Vice President and Chief Financial Officer

•	Barbara B. Hulit

Senior Vice President

•	William W. Pringle

Senior Vice President

•	Patrick K. Murphy

Senior Vice President

Executive Summary

The Compensation Committee uses a deliberate and continuous process to ensure that our executive compensation philosophy and our executive compensation program reflect our unique identity, strategy and performance with the goal of creating long-term value for our shareholders and other stakeholders. With that in mind, our program and philosophy are designed to align with Fortive’s Business Strategy, Shared Purpose and Values, and Performance.

The Compensation Committee designed our 2019 executive compensation program based on the Design Consideration Factors that we describe on page 50 under “—Analysis of 2019 Executive Compensation-Design Consideration Factors.”

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Compensation Discussion and Analysis

2019 Company Performance

One of the primary pillars of our compensation philosophy is aligning actual compensation with the Company’s performance. The 2019 compensation for our NEOs reflects the performance by Fortive, including the following highlights:

Portfolio Evolution

Since our separation from Danaher in July 2016, we have identified and executed acquisitions to enhance our portfolio with operating companies which have exposure to attractive, higher growth end markets, less cyclicality, stronger margin potential and significant opportunities for value creation through implementation of FBS. In 2019, we continued our progress in this regard with a number of transactions that accelerated our portfolio evolution and transformation. The 2019 acquisitions brought a mix of hardware, sensing, software, and service capabilities to our portfolio, furthering our strategy aimed at providing our customers with broader, software-enabled solutions to address their critical workflows.

OVER $3.9 BILLION IN CAPITAL DEPLOYED IN 2019 FOR ACQUISITIONS
Leader in infection prevention through delivering products, solutions and processes to protect patients during critical moments and advancing infection prevention technologies
Leader in surgical inventory management software, offering advanced, web-based software systems to enhance patient safety and advance efficiency, transparency, and regulatory compliance
Leader in environmental, safety and quality management software solutions to advance compliance and reduce risk
Leader in maintenance solution for shaft alignment, vibration analysis, condition monitoring and nondestructive testing

2020 Proxy Statement	41

Compensation Discussion and Analysis

Our portfolio shaping efforts since 2016 also included the tax-efficient divestiture of four of our legacy businesses that participate in more cyclical industries, which was completed in 2018.

In addition, in September 2019, we announced our intention to separate certain assets from our Industrial Technologies segment into a separate publicly-traded company, Vontier Corporation, which will be focused on transportation and mobility end markets. We believe that effecting this separation will allow both Fortive and Vontier to benefit from increased focus on their specific growth and capital allocation opportunities.

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Compensation Discussion and Analysis

*	Following pending separation of Vontier from Fortive

Total Shareholder Return

2020 Proxy Statement	43

Compensation Discussion and Analysis

2019 Company Performance Factor *

Adjusted EPS	Free Cash Flow Ratio	ROIC

$3.48	162%	7.8%

Target of $3.55	Target of 115%	Target of 9.5%
WEIGHTING: 70%	WEIGHTING: 20%	WEIGHTING: 10%

Actual Company Performance Factor of 105.7%

*	Company Performance Factor is the primary financial measure for our 2019 annual incentive awards. Adjusted EPS, Free Cash Flow Ratio, and ROIC are defined on page 65.

Compensation Philosophy

Our compensation philosophy is aligned with building long-term value for our shareholders and other stakeholders, with our executive compensation program designed to:

ATTRACT, RECRUIT & RETAIN	Recruit, retain, and motivate talented, high-quality leaders with a passion for creativity, innovation, continuous improvement, and customer experience

BE COMPETITIVE	Deliver a total pay opportunity that is competitive in the market

ALIGN WITH BUSINESS STRATEGY	Focus our incentive compensation programs on performance that leads to sustained shareholder value creation, consistent with our business strategy

PAY FOR PERFORMANCE	With a culture of high expectations, set, achieve, and reward both short-term and long-term performance

ALIGN WITH SHAREHOLDERS	Place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers with those of our shareholders

44	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Elements of Executive Compensation

Consistent with our executive compensation philosophy, the Compensation Committee adopted a program in 2019 that emphasizes equity-based compensation with long-term vesting requirements and is dependent on long-term company performance, as follows:

	BASE SALARY	ANNUAL INCENTIVE COMPENSATION	STOCK OPTIONS	RESTRICTED STOCK UNITS (“RSUs”)	PERFORMANCE STOCK UNITS (“PSUs”)
Form of Compensation	Cash		Equity
Performance Timing	Near-Term Emphasis		Long-Term Emphasis
Compensation Period	N/A	Annual Performance	5 years	5 years	3 years with an additional 2 year holding period
Key Performance Measures	N/A	Annual Financial, Operational and Individual Performance	Stock Price Appreciation	Annual Financial Performance and Stock Price Appreciation	Multi-Year Relative Total Shareholder Return and Stock Price Appreciation
Determination of Performance-Based Payouts	N/A	Formulaic + Discretion	N/A	Formulaic	Formulaic

2019 Compensation Mix

Our executive compensation program emphasizes performance-based compensation that aligns compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2019 executive compensation was performance-based (88.9% for the CEO and an average of 85.0% for our other NEOs). See “Executive Compensation Tables —2019 Summary Compensation Tables” for additional details.

2019 Compensation Mix from the Summary Compensation Tables

2020 Proxy Statement	45

Compensation Discussion and Analysis

Our Compensation Governance Practices

WHAT WE DO	WHAT WE DON’T DO

Core Executive Compensation Principles Designed to Promote Alignment with the Interest of Shareholders and Other Stakeholders

Performance Measures Aligned with Business Objectives

Pay for Performance

Maintain Stock Ownership Requirements (Including Multiple of Five Times Base Salary for the CEO)

Maintain a Compensation Recoupment Policy

Maintain Long Vesting for Equity Awards

Require Minimum Vesting Schedule under our Equity Plan

Monitor for Risk-Taking Incentives

Engage an Independent Compensation Consultant

Limit Perquisites

No Excise Tax Gross-Ups

No “Single-Trigger” Change-of-Control Severance Benefits or Change-of-Control Equity Vesting

No Pledging of our Common Stock by Executive Officers

No Hedging Transactions by Executive Officers

No Evergreen Provision in Stock Incentive Plan

No Repricing of Stock Options

No Liberal Share Recycling under Stock Incentive Plan

No Liberal Definition of Change-of-Control

No Defined Benefit Plans for Executive Officers

No Delivery of Payment of Dividends on Unvested Equity Awards

46	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Aligning Compensation with Our Business Strategy

The foundation of our business strategy is built on the continued execution of the Fortive Formula.

Our executive compensation program was designed to align the compensation measures to the execution of our business strategy. As such, the core metrics underlying the Fortive Formula, including earnings per share, free cash flow, core revenue growth, operating margin expansion and return on invested capital, are embedded in our executive compensation programs.

2020 Proxy Statement	47

Compensation Discussion and Analysis

Aligning Compensation with Our Shared Purpose and Values

We designed our incentive compensation program with the goal of translating our Shared Purpose and Values into action by each of our executive officers.

•  We seek out talented, curious people with
a passion for creativity, innovation, continuous improvement, and customer experience.

•  We apply creativity and rigor to breakthrough products, services and processes.

•  Kaizen, or continuous improvement, is
the foundation of our culture and fuels
our passion for finding a better way.

•  We build our businesses to attract and retain
long-term shareholders and employees.

As we describe below in “-Annual Incentive Awards – Personal Performance Factor,” the personal performance goals for our incentive compensation program are anchored in the Values underlying our Shared Purpose. For example, the Compensation Committee established the following personal performance measures for Mr. Lico, our President and CEO, each of which is anchored in one of the Values:

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Compensation Discussion and Analysis

Consideration of 2019 Say-on-Pay Vote and Shareholder Engagement

Our shareholders approved the 2019 advisory say-on-pay resolution on our 2018 executive compensation with 97.4% favorable support. In addition, during the fourth quarter of 2019, we reached out to shareholders who beneficially own in the aggregate approximately 40% of our outstanding shares and to proxy advisory firms to solicit their input on, among other matters, our executive compensation practices. The input from our shareholders is an important consideration in the Compensation Committee’s evaluation of opportunities to make further enhancements to our executive compensation program.

Executive Compensation Decision-Making and Oversight

Decisions and Oversight

We summarize the allocation of responsibilities for executive compensation decisions in the table below:

Compensation Committee	• Determines our compensation program and policies for our executive officers; and • Approves the compensation levels applicable to our executive officers

Board of Directors and Management

•  The Compensation Committee consults the Board of Directors, the CEO, the SVP of Human Resources, and other members of management as the Committee evaluates performance of, and establishes the compensation program and policies for, our executive officers

Independent Compensation Consultant	• Provides counsel and guidance to the Compensation Committee concerning our compensation levels and our compensation programs; and • Reports directly to the Compensation Committee

The Compensation Committee engaged Pearl Meyer in 2019 as its independent compensation consultant to provide counsel and guidance to the Compensation Committee in the design of our 2019 and 2020 executive compensation program. The Compensation Committee assessed the independence of Pearl Meyer in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

2020 Proxy Statement	49

Compensation Discussion and Analysis

Analysis of 2019 Executive Compensation

Design Consideration Factors

In designing our executive compensation program, the Compensation Committee considered the factors listed below with input and guidance from the independent compensation consultant and guided by our overall compensation philosophy. We refer to these factors as the Design Consideration Factors:

The Competitive Landscape for Executive Talent

The Compensation Committee considered the competitive demand for our executive officers in light of our historical performance and our executive officers’ prior success in executing our business strategies and leveraging the Fortive Business System. While the Compensation Committee did not target a specific competitive position versus the market in determining the compensation of our executive officers, how our executive compensation package compares to those of our peer group companies was an important factor in the design of our 2019 compensation program.

The Company’s and Individual Executive’s Performance

The Compensation Committee considered the performance of Fortive, the executive officers’ respective roles and their contributions to our performance. As such, the program includes “at-risk” elements that appropriately motivate and reward executive officers for our continued high performance and align them with the goal of long-term value creation for our shareholders.

An Executive Officer’s Potential to Assume Additional Leadership Responsibility

In designing individual compensation for each executive officer, the Compensation Committee considered the historical performance of such executive officer, readiness of such executive officer to assume greater leadership responsibility, and the ability to execute on succession planning.

The Relative Complexity and Importance of the Executive Officer’s Position within Fortive

The Compensation Committee considered the importance of pay equity among the executive officers based on the relative complexity and importance of the position and each executive officer’s historical performance, tenure and leadership potential.

Based on the Design Consideration Factors noted above, the Compensation Committee established each executive officer’s total target compensation for 2019. After establishing each executive officer’s total target compensation, the Compensation Committee then allocated the total target compensation amount among each of the elements of compensation described below.

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Compensation Discussion and Analysis

Elements of Compensation – At a Glance

The Compensation Committee believes that, while fixed compensation is important to provide a stable source of income, executive compensation should primarily be performance-based, with a bias toward long-term incentive compensation in the form of equity awards. The following table sets forth the four elements of our compensation program:

ELEMENT	FORM OF COMPENSATION	PRIMARY OBJECTIVES	COMPENSATION PHILOSOPHY

Base Salary	Cash	• Help attract and retain executive talent. • Provide stable source of income. • Recognize day-to-day role and scope of responsibility.

Annual Incentive Compensation	Cash	• Align compensation with business strategy. • Reward annual performance on key operational and financial measures. • Motivate and reward high individual performance.

Long-Term Incentive Compensation	• Stock Options • RSUs • PSUs

•  Drive sustainable performance that delivers long-term value to shareholders.

•  Help retain executive talent through an extended vesting schedule.

•  Align the interest of the executive with those of the shareholders.

Other Compensation	Employee Benefit Plans; Perquisites; Severance Benefits	• Provide competitive compensation at an actual cost to the company lower than the perceived value to the executives.

2020 Proxy Statement	51

Compensation Discussion and Analysis

Peer Group Compensation Analysis

The Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs. In designing the 2019 compensation program, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our executive compensation practices using a peer group of the companies listed below, which we refer to as the peer group. The Compensation Committee intends to periodically review compensation data for the peer group derived from publicly-filed proxy statements and available compensation survey data. The peer group was not used to determine any performance measures related to any executive’s compensation.

3M Company	Dover Corp.	PTC Inc.

Ametek Inc.	Honeywell International Inc.	Rockwell Automation Inc.

Amphenol Corporation	IDEX Corporation	Roper Technologies, Inc.

Autodesk, Inc.	Illinois Tool Works Inc.	Stanley Black & Decker, Inc.

Citrix Systems, Inc.	Ingersoll-Rand plc	Synopsys Inc.

Danaher Corp.	Mettler-Toledo International Inc.

The Compensation Committee selected companies for inclusion in this peer group based on the following criteria:

•	membership in the S&P 1500 composite index;

•	the similarity of their industry classification to the Company’s classification;

•	the strength of their financial performance over multiple years, including growth in revenue, income, and total shareholder return (“TSR”);

•	the extent to which they compete with the Company for executive talent and for investors; and

•	general comparability of key size measures, primarily revenue and market capitalization.

The Compensation Committee does not rely solely on data from the peer group in establishing the compensation for our executive officers. Furthermore, the Compensation Committee does not target a specific competitive position versus the market in determining the compensation of our executive officers because, in light of our diverse mix of businesses, it believes strict benchmarking against a selected group of companies would not provide a meaningful basis for establishing compensation. While the Compensation Committee considers the data from the peer group helpful in assessing our competitive position, it also refers to other resources, including public compensation data for other potential competitors for executive talent. The Compensation Committee considers peer group and competitor pay, alongside our pay for performance and long-term value creation objectives, in determining the compensation for our executive officers that best aligns compensation and stakeholder interests.

Elements of Compensation – In Detail

Base Salaries

The Compensation Committee established the following 2019 base salaries for the NEOs:

EXECUTIVE OFFICER	2019 BASE SALARY	2018 BASE SALARY	YEAR OVER YEAR INCREASE

James A. Lico	$1,100,000	$1,050,000	4.8%

Charles E. McLaughlin	$ 667,013	$ 635,250	5.0%

Barbara B. Hulit	$ 617,753	$ 599,760	3.0%

William W. Pringle	$ 584,064	$ 561,600	4.0%

Patrick K. Murphy	$ 577,000	$ 560,102	3.0%

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Compensation Discussion and Analysis

Determination of the 2019 Base Salaries

The Compensation Committee approved a modest market-based increase in base salaries for each of the NEOs after considering the roles and responsibilities of each of the corresponding officers and the compensation data of our peer group.

Annual Incentive Awards

We provide annual incentive awards to our NEOs under our Executive Incentive Compensation Plan. The Executive Incentive Compensation Plan provides cash bonuses to participants based on the achievement of annual performance measures relating to our business and the participant’s personal performance.

2019 Annual Incentive Award Target Award Percentage

The Compensation Committee granted a performance-based 2019 annual incentive award to each of the NEOs, with the target award expressed as the following percentage of the corresponding base salary. The actual payout was determined based on achievement of the performance goals described under “—Determination of the Actual 2019 Annual Incentive Award Payout.”

EXECUTIVE OFFICER	2019 TARGET AWARD PERCENTAGE	2018 TARGET AWARD PERCENTAGE

James A. Lico	180%	175%

Charles E. McLaughlin	125%	120%

Barbara B. Hulit	80%	80%

William W. Pringle	85%	80%

Patrick K. Murphy	85%	80%

Determination of the 2019 Annual Incentive Award Target Percentage

The Compensation Committee elected to increase the target award percentage for each of Messrs. Lico, McLaughlin, Murphy, and Pringle by 5 percentage points in 2019 based on market analysis, input from its independent compensation consultant, and pay equity considerations among executive officers with comparable performances and responsibilities.

Determination of the Actual 2019 Annual Incentive Award Payout

2020 Proxy Statement	53

Compensation Discussion and Analysis

Each executive officer is eligible for a bonus equal to his or her base salary multiplied by his or her target award percentage multiplied by the Composite Performance Factor (which was the sum of the Company Performance Factor (weighted 60%) and the Personal Performance Factor (weighted 40%)). We further describe each element of the 2019 performance formula below:

Company Performance Factor

The Company Performance Factor is based on the three financial measures described below. For each of the measures, the Compensation Committee established threshold, target and maximum levels of performance, as well as a payout percentage curve that relates each level of performance to a payout percentage, as follows:

	ADJUSTED EPS (1)			FREE CASH FLOW CONVERSION RATIO (“FREE CASH FLOW RATIO”) (2)		RETURN ON INVESTED CAPITAL (“ROIC”) (3)
PERFORMANCE LEVEL	PAYOUT PERCENTAGE	PERFORMANCE		PAYOUT PERCENTAGE	PERFORMANCE	PAYOUT PERCENTAGE	PERFORMANCE

Maximum	200%		$3.91	200%	137%	200%	10.9%

Target	100%		$3.55	100%	115%	100%	9.5%

Threshold	50%		$3.02	50%	93%	50%	8.1%

Below Threshold	0%	<$	3.02	0%	<93%	0%	<8.1%

(1)

Solely for the purposes of the Company Performance Factor in 2019, “Adjusted EPS” means fully diluted earnings per share for the fiscal year ended December 31, 2019 as determined pursuant to GAAP, but (i) excluding on a pretax basis amortization of acquisition-related intangible assets, (ii) excluding on a pretax basis acquisition and other transaction costs deemed significant, (iii) excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions, (iv) excluding on a pretax basis the effect of earnings from the Company’s equity method investments, (v) excluding on a pretax basis the non-cash interest expense associated with our 0.875% Convertible Senior Notes due 2022, (vi) excluding on a pretax basis the cost incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature, and planning requirements, as well as the inconsistent frequency of such plans), from ongoing productivity improvements, (vii) excluding discrete tax and other tax-related adjustments resulting from internal reorganizations effectuated in connection with the pending separation of Vontier, (viii) including the impact of the assumed conversion of our outstanding 5.00% Mandatory Convertible Preferred Stock, Series A, and (viii) excluding the provisional tax effect of the adjustments identified in clauses (i)-(vi) above

(2)

“Free cash flow” means cash provided by operating activities during the fiscal year ended December 31, 2019 as determined pursuant to GAAP less payments for additions to property, plant and equipment, and “Free cash flow conversion” means the ratio of such free cash flow measure to net earnings determined pursuant to GAAP.

(3)

“Return on invested capital” means the quotient of (A) the net income for the fiscal year ended December 31, 2019 as determined pursuant to GAAP, excluding after-tax interest expense, divided by (B) the average of the quarter-end balances for the fourth quarter of 2018 and each fiscal quarter of 2019 of (a) the sum of (i) the total stockholders’ equity as determined pursuant to GAAP and (ii) the total short-term and long-term debt, in each case, as determined pursuant to GAAP; less (b) cash and cash equivalents, in each case, as determined pursuant to GAAP.

The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation. Following the end of 2019, we calculated the Company Performance Factor as follows:

	2019 COMPANY PERFORMANCE FACTOR MATRIX
MEASURE*	TARGET PERFORMANCE LEVEL	ACTUAL PERFORMANCE LEVEL	PAYOUT % (BEFORE WEIGHTING)	WEIGHTING OF MEASURE	WEIGHTED PAYOUT%

Adjusted EPS	$3.55	$3.48	93.8%	70%	65.7%

Free Cash Flow Ratio	115%	162%	200.0%	20%	40.0%

ROIC	9.5%	7.8%	0.0%	10%	0.0%

	Actual Company Performance Factor				105.7%

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Compensation Discussion and Analysis

Personal Performance Factor

On an annual basis, the Compensation Committee establishes performance goals for each executive officer, with such goals designed to align each executive officer’s performance objectives with the Company’s overall strategic initiatives. In determining the Personal Performance Factor for the corresponding fiscal year for an executive officer, the Compensation Committee takes into account the individual’s execution against his or her performance goals, while also considering the individual’s overall performance, the contribution of such individual to the Company’s results and the individual’s demonstrated leadership behavior in alignment with the Company’s core values. Following such assessment, the Compensation Committee exercises its judgment in assigning for each executive officer a Personal Performance Factor between 0% and 150%.

The following tables summarize the personal performance goals the Compensation Committee established for each NEO for the purpose of determining the corresponding Personal Performance Factor for 2019:

       James A. Lico

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative performance relating to improvement of overall organization strength, including succession planning for the leadership team, employee engagement, and employee performance enablement.

Qualitative and quantitative performance relating to effective capital deployment to increase long-term performance by executing acquisition, strategic initiatives, portfolio development strategies and technological advancement strategies.

Qualitative and quantitative performance relating to leveraging innovation process and organizational capabilities across the portfolio and to advancement of organizational adoption of long-term technology trends through leveraging the company’s innovation platform.

Evolution of the portfolio in alignment with strategy and consolidated financial performance in terms of core revenue growth, EPS, free cash flow and recurring revenue.

       Charles E. McLaughlin

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders
Qualitative and quantitative performance relating to improvement of financial organization strength, including talent development, diversity, employee engagement and succession development.

Qualitative and quantitative
performance relating to
effective capital deployment to drive innovation for customer success and increase long term performance by executing acquisition, integration, strategic initiatives, return on investments and portfolio development strategies.

		Qualitative performance relating to utilization of FBS for the development and execution of strategies relating to supply chain and logistics.	Consolidated financial performance in terms of core revenue growth, operating profit margin, free cash flow, and recurring revenue.

2020 Proxy Statement	55

Compensation Discussion and Analysis

       Barbara B. Hulit

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for Shareholders

Qualitative and quantitative
performance relating to
improvement of organization
efficiency of the
information technology and FBS office functions through talent development, diversity, employee engagement and succession development.

	Qualitative and quantitative performance in core revenue growth and market shares in high growth markets.	Qualitative and quantitative performance relating to facilitating achievement of sales and operational targets at relevant operating companies.	Qualitative and quantitative performance relative to enhancing the capabilities of our innovation platform and accelerating the innovative culture and experimentation at our operating companies

       William W. Pringle

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative performance relating to improvement of organization strength in the relevant platforms, including talent development, diversity, employee engagement and succession development, and development of the succession funnel.

Qualitative and quantitative performance relating to effective capital deployment to increase long term performance by executing acquisition, integration, strategic initiatives, acceleration of recurring revenues, and portfolio development strategies.

		Qualitative and quantitative performance relating to leveraging FBS for the acceleration of the innovation process across the relevant platforms and integration of new acquisitions.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital.

       Patrick K. Murphy

We build extraordinary teams for extraordinary results	Customer success inspires our innovation	Kaizen is our way of life	We compete for shareholders

Qualitative and quantitative
performance relating to
improvement of organization
strength in the relevant platforms, including talent
development, diversity, employee engagement and succession development, and development of the succession funnel.

Qualitative and quantitative
performance relating to effective capital deployment to increase long term performance by executing acquisition, integration, strategic initiatives, technological strategies, and portfolio development strategies

		Qualitative and quantitative performance relating to leveraging FBS for the acceleration of organic growth and the innovation process.	Consolidated financial performance in terms of core revenue growth, operating profit margin, and working capital.

Based on such considerations, the Compensation Committee assigned a Personal Performance Factor of 120.0% for Mr. Lico. With respect to the non-CEO NEOs, the average Personal Performance Factor that the Compensation Committee assigned was 128.8%.

The payout percentages and corresponding Composite Performance Factor resulted in the payouts set forth in the 2019 Summary Compensation Table.

56	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Annual Long-Term Incentive Awards

Determination of the Target 2019 Annual Equity Awards

After determining the year over year increase in the total target compensation for the NEOs based on the Design Consideration Factors, the Compensation Committee set the following 2019 target dollar values for the NEOs’ equity awards. The year over year increases in the target dollar value of the NEOs’ equity awards reflect the Compensation Committee’s determination to allocate more of any increase in total target compensation to equity awards with a long vesting schedule. Furthermore, in determining the 2019 target dollar values for the NEOs’ equity awards, the Compensation Committee considered the completed and pending transactions that will result in incremental complexity of the business operations and assumption of additional responsibilities.

EXECUTIVE OFFICER	2019 TARGET DOLLAR VALUE (1)	2018 TARGET DOLLAR VALUE (1)	YEAR OVER YEAR INCREASE (1)

James A. Lico	$10,000,000	$9,000,000	11.1%

Charles E. McLaughlin	$2,650,000	$2,300,000	15.2%

Barbara B. Hulit	$1,500,000	$1,325,000	13.2%

William W. Pringle	$1,550,000	$1,400,000	10.7%

Patrick K. Murphy	$1,300,000	$1,200,000	8.3%

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with ASC 718. Instead, based upon the target dollar value of equity awards and the allocation of form of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2019 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2019 Grants of Plan-Based Awards.”

In addition, the Compensation Committee allocated the 2019 equity awards for the NEOs as follows, reflecting further emphasis on the performance-based element of long-term compensation for all executive officers:

ANNUAL EQUITY AWARD TYPE AND PROPORTION

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Compensation Discussion and Analysis

Special Retention Equity Awards

Based on the increasing competition for executive talent, the potential retention considerations as a result of increasing third-party recruitment efforts of our senior leaders, additional responsibilities assumed by certain executive officers, and recommendations from the Compensation Committee’s independent compensation consultant in light of market conditions, the Compensation Committee awarded to each of Ms. Hulit and Messrs. Murphy and Pringle the following special retention equity awards in July 2019, with 50% of the grant in the form of RSUs and 50% in stock options, both of which would vest ratably on 3rd, 4th, and 5th anniversaries of the grant date.

EXECUTIVE OFFICER	2019 TARGET DOLLAR VALUE (1)

Barbara B. Hulit	$3,000,000

William W. Pringle	$3,000,000

Patrick K. Murphy	$1,500,000

(1)

The target dollar values of the equity grants noted above do not reflect the valuations computed in accordance with ASC 718. Instead, based upon the target dollar value of equity awards and the allocation of form of equity awards noted below, the actual number of RSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20 Day Average and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2019 equity grants to all of our NEOs are shown in “Executive Compensation Tables—Fiscal 2019 Grants of Plan-Based Awards.”

SPECIAL RETENTION EQUITY AWARD TYPE AND PROPORTION

58	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Key Terms of Equity Awards

The key terms of the different equity award types that we granted to the executive officers in 2019 are as follows:

FORM OF AWARD	KEY TERMS

Stock Options

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Exercise price based on the closing price on grant date.

RSUs

•  Ratable vesting, with respect to Mr. Lico, on 4th and 5th anniversaries of grant and, with respect to all other executive officers, on 3rd, 4th, and 5th anniversaries of grant.

•  Incremental RSUs above the “base” number of RSUs contingent on achievement of the Company Performance Factor as described below.

PSUs	• Contingent on Fortive’s relative TSR versus S&P 500 over a three-year performance period as described below. • Earned shares are subject to two-year holding requirement.

RSU Performance Measures

The actual number of RSUs that were eligible to be earned under the RSU awards (other than the special retention equity awards) granted to the NEOs in 2019 was based on the 2019 Company Performance Factor, with no incremental RSUs payable above the base number of RSUs for actual Company Performance Factor below 110% of the target Company Performance Factor. As noted below, because the Company Performance Factor of 105.7% of target was less than the 110% required to earn incremental performance-based RSUs, no incremental performance-based RSUs above the base number of RSUs were payable with respect to the RSU awards granted to the NEOs in 2019.

EXECUTIVE OFFICER	“BASE” RSUS (1)	POTENTIAL INCREMENTAL PERFORMANCE-BASED RSUS (2)	ACTUAL 2019 COMPANY PERFORMANCE FACTOR	TOTAL INCREMENTAL PERFORMANCE- BASED RSUS IN 2019

James A. Lico	32,295	16,148	105.7%	0

Charles E. McLaughlin	8,560	4,280	105.7%	0

Barbara B. Hulit	4,845	2,423	105.7%	0

William W. Pringle	5,010	2,505	105.7%	0

Patrick K. Murphy	4,200	2,100	105.7%	0

(1)	“Base” RSUs are payable subject to time-vesting requirement irrespective of the Company Performance Factor.

(2)

The incremental performance-based RSUs are determined by linear interpolation between 5% and 50% of the Base RSUs for Company Performance Factor between 110% and 200% of target (with 50% maximum incremental performance-based RSUs for Company Performance Factor at or above 200% of target). No incremental performance-based RSUs are payable for Company Performance Factor below 110% of target.

PSU Performance Measures

The actual payout for the PSU awards granted in 2019 will be based on the following performance over a three-year period against the following relative total shareholder return performance targets:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSU PAYOUT PERCENTAGE (1)

≥75%	Maximum—200%

55%	Target—100%

35%	Threshold—50%

<35%	0%

2020 Proxy Statement	59

Compensation Discussion and Analysis

(1)

The payout percentages for performance between threshold and target, or between target and maximum, respectively, would be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

Performance Share Awards Earned for 2016-2019 Performance and 2017-2019 Performance

PSAs granted in July 2016 (“2016 Incremental PSAs”) and February 2017 (“2017 PSAs”) to Mr. Lico were based on performance goals during the three-year periods ended July 5, 2019 (with respect to 2016 Incremental PSAs) and December 31, 2019 (with respect to 2017 PSAs) and payout percentages as follows:

RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSA PAYOUT PERCENTAGE (1)

≥75%	Maximum—200%

55%	Target—100%

35%	Threshold—50%

<35%	0%

Our Compensation Committee determined that the relative total shareholder return percentile with respect to the S&P 500 Index and corresponding payout percentages and shares earned were as follows for the 2017 PSAs. The shares earned by Mr. Lico under the 2016 Incremental PSA and the 2017 PSAs are subject to an additional two-year holding period following the end of the performance period.

2016 Incremental PSAs

TARGET SHARES	RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSA PAYOUT PERCENTAGE	SHARES EARNED

6,455	76th	200%	12,910

2017 PSAs

Target Shares	RELATIVE TSR PERCENTILE—S&P 500 INDEX	PSA PAYOUT PERCENTAGE	SHARES EARNED

33,160	52nd	92.50%	30,673

Other Compensation

Severance Benefits

To be consistent with market practices and ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders and other stakeholders, we maintain a Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance. Because we intend the change-in-control severance benefit to ensure that the executive officers pursue transactions in the best interest of the shareholders and other stakeholders, the Compensation Committee limited the definition of “change-in-control” to include only:

•

a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

60	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

If, within 24 months following a qualified change-in-control, an executive officer is terminated without cause, or resigns for good reason, then the following severance payment would be due:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs

Cash Severance Payment	2 times Base Salary and Target Annual Incentive Award	1 times Base Salary and Target Annual Incentive Award

Prorated Cash Annual Incentive Award	Target Annual Incentive Award prorated for the period from the beginning of the year to the date of termination.	Same

Equity Awards	Immediate acceleration of all unvested outstanding equity awards.	Same

Health Benefits	24 months	12 months

280G Excise Tax	No tax gross up	No tax gross up

Termination without Cause Severance. Recognizing the increased risk of forfeiture for the equity awards by the executive officers as a result of our 5 year vesting schedule with either a 3 year or a 4 year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Compensation Committee provided the following severance benefits under the Severance Plan upon a termination without cause:

COMPENSATION	PRESIDENT AND CEO	OTHER NEOs

Cash Severance Payment	2 times Base Salary	1 times Base Salary

Prorated Cash Annual Incentive Award	Payment based on actual performance against performance targets and prorated for the period from the beginning of the year to the date of termination.	Same

Prorated Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting; and • Prorated for the period from the date of grant to the date of termination.	Same

Health Benefits	24 months	12 months

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally more conservative than the perquisites that peer companies offer, and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2019 were as follows:

TYPE	PARTICIPATING NEOs

Personal aircraft use	Messrs. Lico and McLaughlin

Relocation expenses	None in 2019

Tickets to sporting events	All NEOs

Stipend ($10,000) for financial services	All NEOs

Executive Medical Examination	All NEOs

2020 Proxy Statement	61

Compensation Discussion and Analysis

We made the personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft only for business purposes other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. Messrs. Lico and McLaughlin must reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances.

Additional details on the other perquisites we made available to our NEOs in 2019 are in the footnotes to the “Summary Compensation Table.”

Other Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the Fortive Executive Deferred Incentive Plan, or EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our peer group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including, for executives who were employed by Danaher prior to the Separation, years of service with Danaher prior to the Separation). We show the amounts we contributed to the EDIP for 2019 with respect to our NEOs in the “Summary Compensation Table.”

Compensation Governance Policies

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each of our executive officers to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP GUIDELINES (AS A MULTIPLE OF SALARY)

Chief Executive Officer	5.0x base salary

All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level. Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the EDIP plan, shares held in a 401(k) plan, and unvested RSUs and PSUs (based on target number of shares until vested and then based on the actual number of vested shares), but does not include shares subject to unexercised stock options. Each of our NEOs was in compliance with the stock ownership requirements as of December 31, 2019, having acquired the required number of shares.

Pledging Policy

Our Board has adopted a policy that prohibits any of our executive officers, including our NEOs, from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

62	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Discussion and Analysis

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

•	short sales of our common stock; or

•	transactions in any derivatives of our securities, including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under our equity compensation plan).

Recoupment Policy

To further discourage inappropriate or excessive risk-taking, the Compensation Committee has adopted a recoupment policy applicable to our executives, including our NEOs, and certain other employees (the “covered persons”). Under the policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required pursuant to a change in applicable accounting rules), our Board may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available to us require reimbursement or payment to us of:

•

the portion of any annual incentive compensation payment awarded to, or any equity grants with financial performance measures earned by, any covered person within the three year period prior to the date such material restatement is first publicly disclosed that would not have been awarded had the consolidated financial statements that are the subject of such restatement been correctly stated (except that our Board has the right to require reimbursement of the entire amount of any such annual incentive compensation payment or equity grant from any covered person whose fraud or other intentional misconduct in our Board’s judgment alone or with others caused such restatement); and

•

all gains from other equity awards realized by any covered person during the twelve-month period immediately following the original filing of the consolidated financial statements that are the subject of such restatement.

Our recoupment policy provides that it will be automatically amended to comply with applicable NYSE and SEC requirements.

In addition, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no associate can exercise any outstanding equity award after, such time he or she is terminated for gross misconduct. Under the terms of the EDIP, if the administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by us.

Regulatory Considerations

Code Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees. For compensation paid for the 2019 fiscal year, each of our NEOs was a covered employee and only qualifying performance-based compensation paid pursuant to a binding contract in effect on November 2, 2017 was exempt from the deduction limit. At the time of determining our executive compensation for 2019, we reviewed the tax impact of such compensation on us as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, alignment of interest with shareholders and other stakeholders, market competitiveness, effectiveness and perceived value to employees.

2020 Proxy Statement	63

Compensation Discussion and Analysis

Risk Considerations and Review of Executive Compensation Practices

Risk-taking is an essential part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review our executive and non-executive compensation programs. The Compensation Committee determined, based on the conclusion of Pearl Meyer, that none of the elements of our compensation program encourages or creates excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered, in particular, the following attributes and risk-mitigation features of our executive compensation program:

ATTRIBUTE	RISK-MITIGATING EFFECT

Emphasis on long-term, equity-based compensation that are subject to our rigorous recoupment policy	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

Long vesting requirements:

•  Five year vesting for options and RSUs, with a four-year cliff for the CEO and a three-year cliff for all other executive officers

•  Three-year cliff vesting for PSUs with an additional two year holding requirement

Helps ensure our executives realize their compensation over a time horizon consistent with creating long-term stakeholder value

Payment amounts under our annual cash incentive compensation plan and the number of shares that a participant may earn under our RSU and PSU awards are capped	Reduces possibility that extraordinary events or formulaic payments could distort incentives or over-emphasize short-term over long-term performance

Robust stock ownership guidelines	Helps ensure our executives’ economic interests are aligned with the long-term interests of our shareholders and other stakeholders

Prohibition on derivative transactions	Helps ensure the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions

Use of independent compensation consultants that perform no other services for the Company	Helps ensure advice will not be influenced by conflicts of interest

The Compensation Committee can exercise judgment in assessing the personal performance factor for our annual incentive awards to determine annual cash incentive compensation payments	Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value

64	2020 Proxy Statement	FORTIVE CORPORATION

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Feroz Dewan

Jeannine Sargent

2020 Proxy Statement	65

Executive Compensation Tables

2019 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	BONUS ($)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1) (3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (4)	ALL OTHER COMPENSATION ($) (5)	TOTAL ($)

James A. Lico President and Chief Executive Officer	2019	$1,086,546	—	$5,651,302	$4,722,482	$2,206,116	—	$475,031	$14,141,477
	2018	$1,050,000	—	$5,031,778	$4,328,248	$2,960,948	—	$350,019	$13,720,993
	2017	$1,036,542	—	$3,956,651	$3,482,464	$2,532,600	—	$387,842	$11,396,099

Charles E. McLaughlin Chief Financial Officer	2019	$658,463	—	$1,497,914	$1,251,623	$1,029,034	—	$173,920	$4,610,954
	2018	$627,110	—	$1,286,676	$1,106,116	$1,197,764	—	$140,088	$4,357,754
	2017	$579,434	—	$1,012,643	$928,715	$960,740	—	$144,055	$3,625,587

Barbara B. Hulit Senior Vice President	2019	$612,916	—	$2,261,962	$1,884,631	$580,292	—	$119,099	$5,458,900
	2018	$599,768	—	$741,192	$637,335	$725,110	—	$108,067	$2,811,472
	2017	$596,598	—	$607,815	$557,333	$663,335	—	$107,834	$2,532,915

William W. Pringle Senior Vice President	2019	$578,016	—	$2,290,835	$1,908,278	$523,362	—	$90,385	$5,390,876
	2018	$555,787	—	$782,832	$673,504	$705,931	—	$81,580	$2,799,634

Patrick K. Murphy Senior Vice President	2019	$572,445	—	$1,442,026	$1,202,299	$556,268	—	$91,707	$3,864,745

(1)	Includes amounts deferred into our EDIP. See the “2019 Nonqualified Deferred Compensation” table below for more information regarding amounts that each of our NEOs deferred during 2019.

(2)

The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). For all NEOs, the amount in the “Stock Awards” column for 2019 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2019. We calculated the grant date fair value of all PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718. The maximum aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain the highest level of performance is as follows: Mr. Lico – $6,081,794; Mr. McLaughlin – $1,612,019; Ms. Hulit – $912,410; Mr. Pringle – $943,483 and Mr. Murphy – $790,944. With respect to RSUs, we calculated the grant date fair value under ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The maximum aggregate value of the RSUs granted in 2019, reflecting an opportunity to earn up to a maximum of 150% of the corresponding base number of shares of common stock underlying the corresponding RSUs, of all of each NEO’s RSUs at the grant date assuming that the highest level of performance was achieved was as follows: Mr. Lico – $3,915,607; Mr. McLaughlin – $1,612,019; Ms. Hulit – $912,410; Mr. Pringle – $943,483 and Mr. Murphy – $790,944. The actual number of shares of common stock underlying the RSUs granted in 2019, based on the actual level of performance achieved in 2019, was 100% of the corresponding base number of shares of common stock underlying the RSUs. With respect to stock options, we have calculated the grant date fair value under FASB ASC Topic 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 15 to the Consolidated Financial Statements for fiscal year 2019.

The amounts reflected for Messrs. Murphy and Pringle and Ms. Hulit in 2019 include special retention equity awards granted in July 2019.

(3)	The amounts set forth in this column reflect compensation earned during the corresponding fiscal year under the Company’s Executive Incentive Compensation Plan.

(4)	Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.

(5)	The amounts set forth in this column for 2019 include the following benefits:

NAME	2019 COMPANY 401(K) CONTRIBUTIONS ($)	2019 COMPANY EDIP CONTRIBUTIONS ($)	PERSONAL USE OF COMPANY AIRPLANE	EXECUTIVE PHYSICAL	TAX/FINANCIAL PLANNING	TICKETS TO SPORTING EVENTS

James A. Lico	$19,732	$288,751	$150,000	—	$10,000	$6,548

Charles E. McLaughlin	$19,732	$111,805	$26,899	—	$10,000	$5,484

Barbara B. Hulit	$19,732	$86,367	—	$3,000	$10,000	—

William W. Pringle	$19,732	$60,653	—	—	$10,000	—

Patrick K. Murphy	$19,732	$60,491	—	—	$10,000	$1,484

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and

66	2020 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

capital improvement costs intended to cover a multiple-year period. Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000 and $50,000, respectively, and Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.

Grants of Plan-Based Awards for Fiscal 2019

NAME	GRANT DATE	AWARD TYPE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (3) (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

James A. Lico	—	Annual Cash Incentive	$990,000	$1,980,000	$3,960,000	—	—	—	—	—	—	—
	2/25/2019	Stock Option	—	—	—	—	—	—	—	195,710	$81.60	$4,722,482
	2/25/2019	RSU	—	—	—	32,295	32,295	48,443	—	—	—	$2,610,405
	2/25/2019	PSU	—	—	—	16,148	32,295	64,590	—	—	—	$3,040,897
Charles E. McLaughlin	—	Annual Cash Incentive	$416,883	$833,766	$1,667,533	—	—	—	—	—	—	—
	2/25/2019	Stock Option	—	—	—	—	—	—	—	51,870	$81.60	$1,251,623
	2/25/2019	RSU	—	—	—	8,560	8,560	12,840	—	—	—	$691,905
	2/25/2019	PSU	—	—	—	4,280	8,560	17,120	—	—	—	$806,010
Barbara B. Hulit	—	Annual Cash Incentive	$247,101	$494,202	$988,405	—	—	—	—	—	—	—
	2/25/2019	Stock Option	—	—	—	—	—	—	—	29,360	$81.60	$708,457
	7/31/2019	Stock Option	—	—	—	—	—	—	—	56,930	$76.05	$1,176,174
	2/25/2019	RSU	—	—	—	4,845	4,845	7,268	—			$391,621
	7/31/2019	RSU	—	—	—	—	—	—	18,790	—	—	$1,414,135
	2/25/2019	PSU	—	—	—	2,423	4,845	9,690	—	—	—	$456,205
William W. Pringle	—	Annual Cash Incentive	$248,227	$496,454	$992,909	—	—	—	—	—	—	—
	2/25/2019	Stock Option	—	—	—	—	—	—	—	30,340	$81.60	$732,104
	7/31/2019	Stock Option	—	—	—	—	—	—	—	56,930	$76.05	$1,176,174
	2/25/2019	RSU	—	—	—	5,010	5,010	7,515		—	—	$471,742
	7/31/2019	RSU				—	—	—	18,790			$1,414,135
	2/25/2019	PSU	—	—	—	2,505	5,010	10,020	—	—	—	$471,742
Patrick K. Murphy	—	Annual Cash Incentive	$245,225	$490,450	$980,900	—	—	—	—	—	—	—
	2/25/2019	Stock Option	—	—	—	—	—	—	—	25,450	$81.60	$614,109
	7/31/2019	Stock Option	—	—	—	—	—	—	—	28,470	$76.05	$588,190
	2/25/2019	RSU	—	—	—	4,200	4,200	6,300	—	—	—	$339,486
	7/31/2019	RSU	—	—	—	—	—	—	9,395	—	—	$707,068
	2/25/2019	PSU	—	—	—	2,100	4,200	8,400	—	—	—	$395,472

(1)

These columns relate to 2019 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “—Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2019 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns relate to performance-based restricted stock units and performance stock unit awards that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “—Long-Term Incentive Awards.”

(3)	We made all stock option grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under “—Long-Term Incentive Awards.”

2020 Proxy Statement	67

Executive Compensation Tables

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2019:

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

James A. Lico	2/25/2019	—	195,710	(2)	$81.60	2/25/2029	—		—	—		—

	2/22/2018	—	183,090	(2)	$76.68	2/22/2028	—		—	—		—

	2/23/2017	—	200,950	(2)	$57.26	2/23/2027	—		—	—		—

	7/5/2016	—	116,180	(2)	$48.60	7/5/2026	—		—	—		—

	2/24/2016	—	163,052	(2)	$42.55	2/24/2026	—		—	—		—

	2/24/2015	58,149	58,149	(2)	$42.47	2/24/2025	—		—	—		—

	5/15/2014	86,865	—		$36.58	5/15/2024	—		—	—		—

	2/24/2014	109,350	—		$37.36	2/24/2024	—		—	—		—

	7/30/2013	154,258	—		$32.78	7/30/2023	—		—	—		—

	2/21/2013	127,080	—		$29.76	2/21/2023	—		—	—		—

	2/23/2012	146,675	—		$26.10	2/23/2022	—		—	—		—

	2/23/2011	158,686	—		$24.20	2/23/2021	—		—	—		—

	2/23/2010	195,293	—		$18.21	2/23/2020	—		—	—		—

	—	—	—		—	—	173,777	(3)	$13,274,825	47,400	(4)	$3,620,886

Charles E. McLaughlin	2/25/2019	—	51,870	(5)	$81.60	2/25/2029	—		—	—		—

	2/22/2018	—	46,790	(5)	$76.68	2/22/2028	—		—	—		—

	2/23/2017	—	53,590	(5)	$57.26	2/23/2027	—		—	—		—

	2/24/2016	43,482	28,994	(6)	$42.55	2/24/2026	—		—	—		—

	7/15/2015	10,952	2,739	(6)	$43,10	7/15/2025	—		—	—		—

	7/15/2014	12,318	—		$38.18	7/15/2024	—		—	—		—

	7/30/2013	14,060	—		$32.78	7/30/2023	—		—	—		—

	7/25/2012	17,606	—		$24.93	7/25/2022	—		—	—		—

	11/4/2011	6,538	—		$23.79	11/4/2021	—		—	—		—

	2/23/2011	11,908	—		$24.20	2/23/2021	—		—	—		—

	2/23/2010	14,224	—		$18.21	2/23/2020

	—	—	—		—	—	46,828	(7)	$3,577,191	12,423	(4)	$948,955

Barbara B. Hulit	7/31/2019	—	56,930	(5)	$76.05	7/31/2029	—		—	—		—

	2/25/2019	—	29,360	(5)	$81.60	2/25/2029	—		—	—		—

	2/22/2018	—	26,960	(5)	$76.68	2/22/2028	—		—	—		—

	2/23/2017	—	32,160	(5)	$57.26	2/23/2027	—		—	—		—

	2/24/2016	21,138	42,278	(5)	$42.55	2/24/2026	—		—	—		—

	2/24/2015	26,658	13,331	(5)	$42.47	2/24/2025	—		—	—		—

	5/15/2014	17,381	—		$36.58	5/15/2024	—		—	—		—

	2/24/2014	37,591	—		$37.36	2/24/2024	—		—	—		—

	2/21/2013	46,609	—		$29.76	2/21/2023	—		—	—		—

	2/23/2012	48,905	—		$26.10	2/23/2022	—		—	—		—

	2/23/2011	34,504	—		$24.20	2/23/2021

	—	—	—		—	—	58,434	(8)	$4,463,773	7,070	(4)	$540,077

68	2020 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (1)

William W. Pringle	7/31/2019	—	56,930	(5)	$76.05	7/31/2029	—		—	—		—

	2/25/2019	—	30,340	(5)	$81.60	2/25/2029	—		—	—		—

	2/22/2018	—	28,490	(5)	$76.68	2/22/2028	—		—	—		—

	2/23/2017	—	32,160	(5)	$57.26	2/23/2027	—		—	—		—

	2/24/2016	32,610	21,747	(6)	$42.55	2/24/2026	—		—	—		—

	2/24/2015	13,084	3,272	(6)	$42.47	2/24/2025	—		—	—		—

	5/15/2014	13,917	—		$36.58	5/15/2024	—		—	—		—

	2/24/2014	13,671	—		$37.36	2/24/2024	—		—	—		—

	7/30/2013	13,507	—		$32.78	7/30/2023	—		—	—		—

	2/21/2013	14,839	—		$29.76	2/21/2023	—		—	—		—

	7/25/2012	14,696	—		$24.93	7/25/2022	—		—	—		—

	—	—	—		—	—	48,822	(10)	$3,729,513	7,360	(4)	$562,230

Patrick K. Murphy	7/31/2019	—	28,470	(5)	$76.05	7/31/2029	—		—	—		—

	2/25/2019	—	25,450	(5)	$81.60	2/25/2029	—		—	—		—

	2/22/2018	—	24,420	(5)	$76.68	2/22/2028	—		—	—		—

	2/23/2017	—	29,480	(5)	$57.26	2/23/2027	—		—	—		—

	2/24/2016	32,610	21,747	(6)	$42.55	2/24/2026	—		—	—		—

	2/24/2015	21,808	5,452	(6)	$42.47	2/24/2025	—		—	—		—

	5/15/2014	26,071	—		$36.58	5/15/2024	—		—	—		—

	—	—	—		—	—	37,576	(9)	$2,870,431	6,215	(4)	$474,764

(1)

We calculated market value based on the closing price of our common stock on December 31, 2019, the last trading day of the year, as reported on the NYSE ($76.39 per share), times the number of unvested shares. In addition, for the purposes of this section, we use the term “RSU” to refer to both Restricted Stock Units and Restricted Stock Awards and “PSU” to refer to both Performance Stock Units and Performance Stock Awards.

(2)	Under the terms of the award, 50% of the options granted become or became exercisable on each of the fourth and fifth anniversaries of the grant date.

(3)

Includes 32,295 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 39,545 RSUs granted on 2/22/2018 (inclusive of the 9,335 incremental RSUs earned in 2018); 33,160 RSUs granted on 2/23/2017; 32,275 RSUs granted on 7/5/2016; 26,903 RSUs granted on 2/24/2016; and 9,599 RSUs granted on 2/24/2015, one half of which original awards vest on each of the fourth and fifth anniversaries of the corresponding grant date.

(4)	Includes, for the applicable NEO, the following PSU grants:

NAME	TARGET PSUS GRANTED 2/25/2019 (“2019 PSUS”)	TARGET PSUS GRANTED 2/22/2018 (“2018 PSUS”)

James A. Lico	32,295	30,210

Charles E. McLaughlin	8,560	7,725

Barbara B. Hulit	4,845	4,450

William W. Pringle	5,010	4,700

Patrick K. Murphy	4,200	4,030

As of 12/31/19, actual performance with respect to the 2018 PSUs was trending above threshold but below target, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2019 Year End table with respect to the 2018 PSUs is the number of shares that would be earned assuming target performance is achieved, pursuant to SEC requirements. As of 12/31/19, actual performance with respect to the PSUs granted in 2019 was trending below threshold, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2019 Year End table with respect to the 2019 PSUs is the number of shares that would be earned assuming threshold performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU awards is based on total shareholder return (TSR) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target PSUs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target PSUs will vest. The shares received upon the vesting of the PSUs are subject to an additional two-year holding period following the end of the three-year performance period. The total does not include PSUs held by Mr. Lico that were granted on 2/23/2017 and vested on 2/20/2020 upon certification on the date thereof as having been earned at the three-year performance period ended 12/31/2019.

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Executive Compensation Tables

(5)	Under the terms of the award, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date.

(6)	Under the terms of the award, 20% of the options granted become or became exercisable on each of the first five anniversaries of the grant date.

(7)

Includes 8,560 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 10,113 RSUs granted on 2/22/2018 (inclusive of the 2,388 incremental RSUs earned in 2018); and 17,685 RSUs granted on 2/23/2017, one-third of which original awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date. In addition, includes 9,566 RSUs granted on 2/24/2016 and 904 RSUs granted on 7/15/2015, one-fifth of which original awards vests on each of the first five anniversaries of the corresponding grant date.

(8)

Includes 18,790 RSUs granted on 7/31/2019; 4,845 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 5,826 RSUs granted on 2/22/2018 (inclusive of the 1,376 incremental RSUs earned in 2018); 10,615 RSUs granted on 2/23/2017; 13,958 RSUs granted on 7/5/2016; and 4,400 RSUs granted on 2/24/2015. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

(9)

Includes 18,790 RSUs granted on 7/31/2019; 5,010 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 6,153 RSUs granted on 2/22/2018 (inclusive of the 1,453 incremental RSUs earned in 2018); and 10,615 RSUs granted on 2/23/2017, one-third of which original awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date. In addition, includes 7,176 RSUs granted on 2/24/2016 and 1,078 RSUs granted on 2/24/2015, one-fifth of which original awards vests on each of the first five anniversaries of the corresponding grant date.

(10)

Includes 9,395 RSUs granted on 7/31/2019; 4,200 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019); 5,276 RSUs granted on 2/22/2018 (inclusive of the 1,246 incremental RSUs earned in 2018); 9,730 RSUs granted on 2/23/2017; 7,176 RSUs granted on 2/24/2016; and 1,799 RSUs granted on 2/24/15. One-third of each award vests on each of the third, fourth, and fifth anniversaries of the grant date.

Option Exercises and Stock Vested During Fiscal 2019

The following table summarizes stock option exercises and the vesting of RSU awards with respect to our NEOs in 2019.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($) (1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (2)

James A. Lico	—	—	104,836	$8,472,949

Charles E. McLaughlin	—	—	6,675	$541,973

Barbara B. Hulit	—	—	18,715	$1,522,816

William W. Pringle	—	—	7,620	$620,021

Patrick K. Murphy	—	—	7,476	$608,301

(1)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

2019 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2019.

2019 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2019.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($) (2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (3)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (4)

James A. Lico	$250,000	$288,751	$1,599,927	$10,743,999

Charles E. McLaughlin	—	$111,805	$110,421	$1,107,144

Barbara B. Hulit	—	$86,367	$213,935	$1,945,278

William W. Pringle	$268,965	$60,653	$474,498	$1,914,570

Patrick K. Murphy	$101,575	$60,491	$218,448	$822,808

70	2020 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2019 under our EDIP, as follows:

NAME	SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION

James A. Lico	$—	$250,000

Charles E. McLaughlin	$—	$—

Barbara B. Hulit	$—	$—

William W. Pringle	$92,483	$176,482

Patrick K. Murphy	$—	$101,575

All amounts set forth in the Salary column above are included as 2019 compensation under the “Salary” column in the Summary Compensation Table for 2019. All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2018 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2018.

(2)	We included the amounts set forth in this column as 2019 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)

The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE FOR PREVIOUS YEARS ($)

James A. Lico	$1,433,522

Charles E. McLaughlin	$215,364

Barbara B. Hulit	$221,247

William W. Pringle	$490,255

Patrick K. Murphy	$0

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Executive Compensation Tables

Potential Payments Upon Termination or Change-of-Control as of 2019 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-of-control of our company. The amounts set forth below assume that the triggering event occurred on December 31, 2019. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 31, 2019, the last trading day of the year ($76.39 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement.

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)		RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)
James A. Lico	Value of unvested stock options that would be accelerated (2),(3)		$14,350,469	—	$18,102,490	$18,102,490
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)		$13,083,564	—	$13,790,181	$20,995,250
	Benefits continuation		$56,236	—		$56,236
	Severance Payment		$2,200,000	—		$6,160,000
	Target Annual Incentive Award (4)	$		—		$1,980,000
	Performance-Based Annual Incentive Award (4)		$2,206,116	—
	Value of unvested EDIP balance that would be accelerated (5)		—	—	—	—
	Total:		$31,896,385	—	$31,892,671	$47,293,976
Charles E. McLaughlin	Value of unvested stock options that would be accelerated (2),(3)		$2,180,197	$2,180,197	$2,741,873	$2,741,873
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)		$2,944,536	$1,366,935	$3,063,174	$4,941,193
	Benefits continuation		$27,786			$27,786
	Severance Payment		$667,013			$1,500,779
	Target Annual Incentive Award (4)					$833,766
	Performance-Based Annual Incentive Award (4)		$1,029,034
	Value of unvested EDIP balance that would be accelerated (5)		—	—	—	—
	Total:		$6,848,566	$3,547,132	$5,805,047	$10,045,397

72	2020 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION/CHANGE OF CONTROL (“CIC”) EVENT
		TERMINATION WITHOUT CAUSE (1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC (1)
Barbara B. Hulit	Value of unvested stock options that would be accelerated (2),(3)	$2,649,759	—	$3,364,505	$3,364,505
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,838,430	—	$3,121,272	$5,399,144
	Benefits continuation	$15,900	—		$15,900
	Severance Payment	$617,753	—		$1,111,955
	Target Annual Incentive Award (4)		—		$494,202
	Performance-Based Annual Incentive Award (4)	$580,292	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$6,702,134	—	$6,485,777	$10,385,706
William W. Pringle	Value of unvested stock options that would be accelerated (2),(3)	$1,566,222	—	$2,183,373	$2,183,373
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$2,116,841	—	$2,386,582	$4,644,518
	Benefits continuation	$25,988	—		$25,988
	Severance Payment	$584,064	—		$1,080,518
	Target Annual Incentive Award (4)		—		$496,454
	Performance-Based Annual Incentive Award (4)	$523,362	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	$424,683	—
	Total:	$4,816,477	—	$4,994,638	$8,430,851
Patrick K. Murphy	Value of unvested stock options that would be accelerated (2),(3)	$1,571,092	—	$2,033,054	$2,033,054
	Value of unvested RSUs and PSUs that would be accelerated (2),(3)	$1,921,878	—	$2,085,188	$3,625,847
	Benefits continuation	$25,592	—		$25,592
	Severance Payment	$577,000	—		$1,067,450
	Target Annual Incentive Award (4)		—		$490,450
	Performance-Based Annual Incentive Award (4)	$556,268	—
	Value of unvested EDIP balance that would be accelerated (5)	—	—	—	—
	Total:	$4,651,830	—	$4,118,242	$7,242,393

(1)

Please see “Severance and Change in Control Plan for Officers” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs under the Proprietary Interest Agreements. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

(2)

The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.

(3)

Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).

2020 Proxy Statement	73

Executive Compensation Tables

(4)

Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change in control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2019, which is the end of the performance period for our annual incentive awards, with assumed performance based on actual performance.

(5)

Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. Mr. Pringle is the only NEO who has unvested EDIP balances.

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

74	2020 Proxy Statement	FORTIVE CORPORATION

Executive Compensation Tables

In connection with determining our “median employee” for purposes of calculating our pay ratio for the fiscal year ended 2019 (the “2019 Median Employee”), we considered only those employees that we employed as of October 1, 2019. In addition, in reliance on the “de minimis” exemption that the rule provides, we identified the 2019 Median Employee from an employee population that excluded the non-U.S. employees from each of the jurisdictions listed below. In compliance with the “de minimis” exemption, the 1,214 non-U.S. employees in the excluded countries constituted less than 5% of our 24,187 aggregate employees (comprised of 12,696 U.S. and 10,277 non-U.S. employees) as of October 1, 2019 (the “Cut-Off Date”).

COUNTRY	EMPLOYEES IN THE APPLICABLE COUNTRY AS OF OCTOBER 1, 2019

Austria	19

Belgium	14

Chile	124

Columbia	11

Croatia	1

Czech Republic	2

Denmark	94

Egypt	16

Estonia	11

Finland	82

Greece	20

Hong Kong	8

Hungary	88

Indonesia	7

Ireland	37

Jordan	1

Latvia	8

Lithuania	6

COUNTRY	EMPLOYEES IN THE APPLICABLE COUNTRY AS OF OCTOBER 1, 2019

Malaysia	49

Morocco	5

Norway	28

Poland	13

Portugal	7

Romania	130

Russia	70

Saudi Arabia	3

Serbia	59

Singapore	104

Spain	29

Taiwan	66

Thailand	28

Tunisia	5

Ukraine	2

United Arab Emirates	61

Vietnam	6

We identified the 2019 Median Employee by examining the base compensation plus cash bonuses for each of the employees in such employee population (excluding the employees we describe above), using the following methodology:

•

Using internal payroll records, we determined each employee’s base salary or wages plus overtime, as applicable, that we paid during the period from January 1, 2019 through September 30, 2019, which we refer to as the “compensation period.” For any permanent employee that we hired after January 1, 2019, we adjusted his or her base salary or wages plus overtime to reflect what such individual would have earned if he or she had been employed for the entire compensation period.

•

We added any cash incentive compensation, sales commission, and other bonus that we actually paid during the compensation period, irrespective of when earned, without making any adjustments with regard to employees that we hired after January 1, 2019.

•	For non-U.S. employees that we paid in currency other than U.S. Dollars, we applied the applicable currency exchange rate as of October 2, 2019.

The total compensation of James A. Lico, our Chief Executive Officer, and the total compensation of our 2019 Median Employee for 2019 were $14,141,477 and $56,212, respectively, resulting in a ratio of Mr. Lico’s compensation to the median employee’s compensation of 251.6 to 1.

2020 Proxy Statement	75

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2019.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)	(B) (1)	(C)
Equity compensation plans approved by security holders (2)	11,113,145 (3)	$53.64	21,695,121 (4)
Equity compensation plans not approved by security holders	—	—	—
Total	11,113,145	$53.64	21,695,121

(1)

The RSUs, RSAs, PSUs, and PSAs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)

Consists of 10,680,732 shares attributable to the Stock Plan and 432,413 shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2019 would be distributed in common stock.

(4)

Consists of 20,201,317 shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2019, 1,493,804 shares available for future issuance under the EDIP.

76	2020 Proxy Statement	FORTIVE CORPORATION

Proposal 3. Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”). Our say-on-pay vote occurs every year. Our shareholders will have an opportunity every six years to vote on an advisory basis on the frequency of the say-on-pay vote, with the next advisory vote on the frequency to occur in 2023.

As discussed in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s overall size, diversity and global footprint; drive sustainable performance that delivers long-term value to shareholders; align the interest of the executives with those of the shareholders; align compensation with the Company’s business strategy; and motivate our executives to demonstrate exceptional personal performance and perform consistently over the long-term at or above the levels that we expect.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 3.

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Proposal 4. Approval of Fortive’s Amended and Restated Certificate of Incorporation, as Amended and Restated to Eliminate the Supermajority Voting Requirements Applicable to Shares of Common Stock

Article IX of our Amended and Restated Certificate of Incorporation (“Charter”) provides that a supermajority vote of 80% of the voting power of the shares entitled to vote for the election of directors will be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V (Board of Directors), Article VI (Stockholders), Article VII (Limitation of Liability; Indemnification), or Article IX (Amendment) of the Charter or to amend, repeal or adopt any provision of the Bylaws.

The supermajority voting requirement in the Charter was adopted by Danaher as the sole shareholder of Fortive prior to the Separation when Fortive was a wholly-owned subsidiary of Danaher.

As demonstrated by the Company’s recent governance actions, the Board is dedicated to strong corporate governance and has adopted a number of practices and procedures that promote effective corporate governance and Board accountability. Since the separation from Danaher in July 2016, through a stockholder vote, the Company proactively amended the Charter and ByLaws to eliminate the classified board after a sunset period. In addition, the Company proactively amended the Bylaws to provide for proxy access. Furthermore, the Board has maintained a majority vote requirement for election of directors.

The Board has reviewed, and expects to continue to review, the corporate governance policies and practices implemented within the Charter and Bylaws prior to the Separation to determine whether such policies and practices will protect the long-term shareholder value. After considering the advantages and disadvantages of supermajority voting requirements applicable to the shares of common stock in the Charter, the Board has approved, subject to approval of this Proposal 4 by the shareholders, to further amend and restate the Charter (as further amended, “New Charter”) to eliminate the supermajority voting requirements noted above in favor of a majority of the shares of common stock outstanding. No conforming amendments to the Bylaws will be required to effectuate the elimination of the supermajority voting requirements noted above.

The New Charter would become effective upon the filing of the New Charter with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve the New Charter.

The New Charter is attached to this proxy statement as Appendix A. The affirmative vote of the holders of 80 percent of the outstanding shares of our common stock entitled to vote generally in the election of directors on the record date is required to approve this proposal pursuant to the Charter.

The Board of Directors recommends that shareholders vote “FOR” the approval of our Amended and Restated Certificate of Incorporation, as amended and restated to eliminate the supermajority voting requirements applicable to shares of our common stock.

78	2020 Proxy Statement	FORTIVE CORPORATION

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2020 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied, except that, due to administrative error, Mr. James Lico was late in filing a Form 4 with respect to vesting of his Performance Stock Awards and the corresponding withholding of shares to satisfy the applicable tax obligations, which transaction was subsequently reported on an amendment to the original Form 4.

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•

the method for interested parties to communicate directly with the Board or with individual directors, the independent Chairman of the Board, or if the Chairman is not independent, the Lead Independent Director, or the non-management directors as a group;

•

the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•

contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and

•

any amendment to the Standards of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Standards of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

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Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy statement for the 2021 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 21, 2020 in order to be considered for inclusion.

In order to be properly brought before the 2021 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy statement and ballot (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 21, 2020 and December 21, 2020 (or, if the 2021 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2021 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2021 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2021 Annual Meeting of Shareholders without having it included in the Company’s proxy statement or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2021 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2021 Annual Meeting of Shareholders is held during the period from May 3, 2021 to July 2, 2021 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 2, 2021 and no later than March 4, 2021.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim

Secretary

Dated: April 20, 2020

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

80	2020 Proxy Statement	FORTIVE CORPORATION

Appendix A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FORTIVE CORPORATION

(a Delaware corporation)

Fortive Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Fortive Corporation. The Corporation was originally incorporated under the name TGA Holding Corp. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 10, 2015, and it was amended by a Certificate of Amendment to the Certificate of Incorporation, filed with the office of the Secretary of State of the State of Delaware on December 2, 2015, changing the Corporation’s name from TGA Holding Corp. to Fortive Corporation. In addition, the Certificate of Incorporation of the Corporation was previously amended and restated, and filed with the office of the Secretary of State of the State of Delaware, on July 1, 2016 ~~(~~and on June 7, 2017 (as amended and restated on June 7, 2017, the “Prior Amended and Restated Certificate of Incorporation”).

2. This Amended and Restated Certificate of Incorporation, which restates and further amends the Prior Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors of the Corporation (the “Board”) and the stockholders of the Corporation.

3. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective at 11:59 p.m. (Eastern Time) on June ~~7, 2017~~    , 2019.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

Section 1.01 Name. The name of the Corporation is Fortive Corporation.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

Section 2.01 Registered Address. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation is The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01 Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 2,015,000,000, consisting of: (i) 2,000,000,000 shares of common stock, par value $.01 per share (the “Common Stock”); and (ii) 15,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

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Appendix A

Section 4.02 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board upon any issuance of the Preferred Stock of any series.

(b) Voting. Each share of Common Stock shall entitle the holder thereof to one vote in person or by proxy for each share on all matters on which such stockholders are entitled to vote. Except as expressly set forth in the applicable Certificate of Designations with respect to any such series of Preferred Stock, the holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designations) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon.

(c) Dividends. The holders of shares of Common Stock shall be entitled to receive ratably such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board in its sole discretion from time to time out of assets or funds of the Corporation legally available therefor, subject to any preferential rights of any then outstanding Preferred Stock and any other provisions of this Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them and subject to any preferential rights of any then outstanding Preferred Stock.

(e) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(f) Recapitalization. Upon effectiveness of the Prior Amended and Restated Certificate of Incorporation, the 100 shares of the Common Stock issued and outstanding immediately prior to the effectiveness of the Prior Amended and Restated Certification of Incorporation were automatically reclassified and thereafter represented 345,237,561 shares of Common Stock.

Section 4.03 Preferred Stock. The Board is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, full or limited, if any, of the shares of such series, and the preferences and relative participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board may thereafter increase or decrease, but not below the number of shares thereof then outstanding;

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Appendix A

(c) the entitlement to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of capital stock;

(d) the redemption rights and price or prices, if any, for shares of the series;

(e) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(g) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h) restrictions on the issuance of shares of the same series or any other class or series;

(i) the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(j) any other powers, preferences and relative participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01 Election of Directors. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so require.

Section 5.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

Section 5.03 Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Subject to the rights of holders of Preferred Stock, if any, the Board shall consist of not less than three (3) or greater than fifteen (15), the exact number of which shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, and subject to the rights of the holders of the Preferred Stock, if any, the exact number may be increased or decreased by such a resolution (but not to less than three (3) or greater than fifteen (15)).

Section 5.04 Terms of Office. Other than those directors, if any, elected by the holders of any series of Preferred Stock, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated as: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.

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Appendix A

Notwithstanding the foregoing, except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock, (a) at the 2018 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a three-year term expiring at the 2021 annual meeting of stockholders (until the 2021 annual meeting of stockholders, the “2021 Class Directors”); (b) at the 2019 annual meeting of stockholders, the directors whose terms expire at that meeting (until the 2019 annual meeting of the stockholders, the “2019 Class Directors”) shall be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders; (c) at the 2020 annual meeting of stockholders, the directors whose terms expire at that meeting (until the 2020 annual meeting of the stockholders, the “2020 Class Directors” and, together with the 2019 Class Directors and 2021 Class Directors, the “Continuing Classified Directors”) shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders; and (d) at the 2021 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2021 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of Delaware.

No decrease in the number of directors shall shorten the term of any incumbent director.

Section 5.05 Vacancies; Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy in the Board of Directors resulting from the death, resignation, retirement, disqualification or removal of any director or other cause, or any newly created directorship resulting from an increase in the authorized number of directors, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director (a) appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of any Continuing Classified Director shall have a term expiring at the corresponding annual meeting of stockholders at which the term of such Continuing Classified Director would have expired, and (b) appointed to fill a newly created directorship resulting from an increase in the authorized number of directors, shall have a term expiring at the next subsequent annual meeting of stockholders, in each of case (a) or (b) subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to any directors elected by the holders of such series, any director, or the entire Board of Directors, may be removed with or without cause by the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to elect such director, except that any Continuing Classified Director and any director appointed to fill a vacancy caused by the death, resignation, retirement, disqualification or removal of any Continuing Classified Director may be removed only for cause.

Section 5.06 Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws of the Corporation adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

Section 5.07 Advance Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDERS

Section 6.01 Cumulative Voting. No holder of Common Stock of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02 Stockholder Action. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the

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Appendix A

stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action in lieu of a meeting is hereby specifically denied.

Section 6.03 Special Meetings. Unless otherwise required by law or the terms of any resolution or resolutions adopted by the Board providing for the issuance of a class or series of the Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (i) the Board as set forth in the Corporation’s Bylaws, (ii) the Chairman of the Board or (iii) the Chief Executive Officer of the Corporation. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE VII

LIMITATION ON LIABILITY;

INDEMNIFICATION

Section 7.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended or modified to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (d), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 7.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal.

Section 7.02 Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, manager, officer, employee, trustee or agent of, or in a fiduciary capacity with respect to, another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 7.02.

The right of indemnification provided in this Section 7.02 shall not be exclusive, and shall be in addition to any other right to which any person may otherwise be entitled by law, statue, under the Bylaws of the Corporation, or under any agreement, vote of stockholders or disinterested directors, or otherwise. Any amendment, repeal or modification of this Section 7.02 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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Appendix A

ARTICLE VIII

FORUM SELECTION

Section 8.01 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.01 of Article VIII. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the forgoing provisions.

ARTICLE IX

AMENDMENT

Section 9.01 Certificate of Incorporation. The Corporation shall have the right, from time to time, to amend, alter, change or repeal any provision of this Amended and Restated Certificate of Incorporation in any manner now or hereafter provided by this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation or the DGCL, and all rights, preferences, privileges and powers of any kind conferred upon any director or stockholder of the Corporation by this Amended and Restated Certificate of Incorporation or any amendment thereof are conferred subject to such right. ~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary (and in addition to any vote required by law), the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote for the election of directors shall be required to amend, alter, change, or repeal or to adopt any provision inconsistent with Article V, Article VI, Article VII and this Article IX.~~

Section 9.02 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered, without the assent or vote of the stockholders, to adopt, amend and repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval by the majority of the entire Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~80%~~a majority of the voting power of the shares entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision of the Bylaws of the Corporation.

IN WITNESS WHER OF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this ~~6th~~     day of June ~~2017~~2020.

FORTIVE CORPORATION

By:
	Name:	Daniel B. Kim
	Title:	Secretary

A-6	2020 Proxy Statement	FORTIVE CORPORATION

FORTIVE CORPORATION 6920 SEAWAY BLVD EVERETT, WA 98203 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2020 for shares held directly and by 11:59 P.M. ET on 05/27/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2020 for shares held directly and by 11:59 P.M. ET on 05/28/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. To elect the following nominees to serve as Directors, each for a one-year term expiring at the 2021 annual meeting and until their successors are elected and qualified. Nominees For Against Abstain For Against Abstain 1A. Kate D. Mitchell 0 0 0 4. To approve Fortive’s Amended and Restated 0 0 0 Certificate of Incorporation, as amended and restated to eliminate the supermajority voting 1B. Mitchell P. Rales 0 0 0 requirements applicable to shares of common stock. 1C. Steven M. Rales 0 0 0 NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment thereof. 1D. Jeannine Sargent 0 0 0 1E. Alan G. Spoon 0 0 0 The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as 0 0 0 Fortive’s independent registered public accounting firm for the year ending December 31, 2020. 3. To approve on an advisory basis Fortive’s named 0 0 0 R1.0.1.18 executive officer compensation. 1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or 0000440456 partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . FORTIVE CORPORATION Annual Meeting of Shareholders June 2, 2020 3:00 PM PDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, PDT on June 2, 2020, at FORTIVE CORPORATION, 6920 SEAWAY BLVD, EVERETT, WA 98203, and any adjournment or postponement thereof. As of April 20, 2020, we intend to hold the meeting in person at Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203. However, as a result of the coronavirus (COVID-19) pandemic and the corresponding public health and travel concerns of our shareholders, directors, officers, employees and service providers, we may change the location of our 2020 Annual Meeting to a virtual only meeting format. If we change the location of our 2020 Annual Meeting to a virtual only meeting format, we will announce the change as promptly as practicable through a press release which will also be filed with the Securities and Exchange Commission. In addition, please monitor our investor website at www.fortive.com for updated information. If you are planning to attend our 2020 Annual Meeting in person, please check the website at least one week prior to the meeting date. If we change the location of our 2020 Annual Meeting to a virtual meeting format only, you will not be able to attend our meeting in person. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000440456_2 R1.0.1.18 Continued and to be signed on reverse side